                                                                   CONFIDENTIAL
THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."















                              AMENDED AND RESTATED

                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

                                     BETWEEN

                                   SABRE INC.

                                       AND

                               TRAVELOCITY.COM LP


                                  MARCH 7, 2000

                                                                   CONFIDENTIAL


THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."

                              AMENDED AND RESTATED
                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

         THIS AMENDED AND RESTATED INFORMATION TECHNOLOGY SERVICES AGREEMENT (this "Agreement"), dated as of March 7, 2000 (the "Effective Date"), is between TRAVELOCITY.COM LP, a Delaware limited partnership ("Customer"), and SABRE INC., a Delaware corporation ("Sabre").

                                   BACKGROUND

         Whereas, in order to support Customer's ongoing business operations, Customer has requested that Sabre provide certain information technology services to Customer; and

         Whereas, on the terms and subject to the conditions described in this Agreement, Sabre is willing to provide such services to Customer; and

         Whereas, this Agreement amends and restates, effective as of March 7, 2000, the Information Technology Services Agreement, dated as of March 7, 2000, between Customer and Sabre.

                       ARTICLE I. RELATIONSHIP MANAGEMENT

1.1 SABRE ACCOUNT MANAGER. Sabre will appoint a Sabre Account Manager who will be (a) primarily dedicated to Customer's account and serve as Customer's primary contact, (b) responsible for managing and coordinating delivery of Services, and (c) authorized to act for Sabre in the ordinary course of administering this Agreement (subject to the limits of authority in the Contract Administration Process).

1.2 CUSTOMER ACCOUNT MANAGER. Customer will appoint a Customer Account Manager who will (a) serve as Sabre's primary contact, (b) have overall responsibility for managing and coordinating the performance of Customer's obligations, and (c) be authorized to act for Customer in the ordinary course of administering this Agreement (subject to the limits of authority in the Contract Administration Process).

1.3 RELIANCE ON INSTRUCTIONS. In performing this Agreement, a Party may rely on written instructions, authorizations and other information provided (a) by the other Party's Account Manager within his limits of authority and (b) as to areas of competency, within limits of authority and as specified in writing by the other Party's Account Manager, by other specified personnel of the other Party. A Party will incur no liability or responsibility in relying on or complying with such written instructions, authorizations or other information.

1.4 MEETINGS. The Account Managers will meet at least monthly (and more frequently as mutually agreed) to discuss the Parties' performance of this Agreement and any relevant operational issues. The Account Managers, along with other designated executives of the Parties, will meet at least annually to discuss their strategic objectives for the Base Services and any Variable Services, as well as long-range planning.

                              ARTICLE II. SERVICES

2.1      BASE SERVICES. During the term of this Agreement as set forth in
         SECTION 11.1, Sabre will be the sole provider to Customer of, and Customer will obtain from Sabre all of its requirements for, the Base

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         Services. The Base Services include only those services specifically described in SCHEDULES 2.1, 2.2, 2.3 and 2.4.

2.2      VARIABLE SERVICES.

         (a) EXCLUSIVE VARIABLE SERVICES. Sabre will be the sole provider to Customer of, and Customer will obtain from Sabre all of its requirements for, the Exclusive Variable Services. Except to the extent that this Agreement specifically requires Sabre to provide Exclusive Variable Services in certain circumstances, Sabre will not begin performing any Exclusive Variable Service until the Parties have completed and executed a Work Order for such Exclusive Variable Service.

         (b) NON-EXCLUSIVE VARIABLE SERVICES. Customer may obtain Non-Exclusive Variable Services from any Third Party; provided, however, that before entering into an agreement with a Third Party, Customer will notify Sabre of Customer's intent to enter into such agreement; and Customer shall comply with its obligations contained in SECTION 2.8(a) and SECTION 5.2. If Customer and Sabre agree that Sabre will provide Non-Exclusive Variable Services to Customer, then (except to the extent that this Agreement specifically requires Sabre to provide Variable Services in certain circumstances) Sabre will not begin performing such Non-Exclusive Variable Service until the Parties have completed and executed a Work Order for such Non-Exclusive Variable Service.

2.3      MIGRATION OF PREVIEW OPERATIONS.

         (a) As of the Effective Date, the Base Services do not pertain to the Preview Operations. Pursuant to the provisions of this
                 SECTION 2.3, if Customer solicits (on a bid, RFP or other competitive basis) a bona fide offer to provide IT services, then Customer will notify Sabre and allow Sabre a period of time, consistent with the time afforded to Third Party offerors, to submit a proposal to provide such IT services with respect to the Preview Operations. In response to Customer's solicitation, Sabre will submit a proposal to provide Base Services with respect to the Preview Operations and, if Customer accepts such proposal, will provide the Base Services with respect to the Preview Operations. The expansion of Base Services to include the Preview Operations will be a Change subject to the Contract Administration Process.

         (b) Within 180 days after the Effective Date, Customer will advise Sabre if Customer desires Sabre to provide a Category of Service with respect to the Preview Operations. Sabre will not be required to provide Web Hosting Services with respect to the Preview Operations, unless Sabre is also providing Data and Voice Services with respect to the Preview Operations, and vice versa. As soon as reasonably practicable following such notice, Sabre will consult with Customer regarding, and develop the Migration Plan for, such Category of Service. During the Migration Period, Customer and any Third Party IT Service Providers of Customer will continue to provide the selected services with respect to the Preview Operations, and Customer will obtain, at its expense, the assistance of such Third Party IT Service Providers in connection with the migration of such services to Sabre, all according to the Migration Plan. Sabre's work in developing the Migration Plan, and providing Migration Services, will be an Exclusive Variable Service. During the Migration Period, Customer will provide to Sabre the services of Customer's transition team, and such other services as are required by the Migration Plan.

         (c) Following the Migration Completion Date with respect to any Category of Service selected by Customer, the "Base Services" will include such Category of Service with respect to the Preview Operations.

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                                                                   CONFIDENTIAL


         (d) If Customer requests that Sabre provide Web Hosting Services with respect to the Preview Operations, then such Services will be provided at the Data Center at which Web Hosting Services are then being provided by Sabre, unless otherwise agreed by Sabre.

2.4 LOCATIONS. The Fees provided in SCHEDULE 8 are based on the assumption that the Base Services will be provided at the Service Locations, and that (to the extent that Access Locations are specifically described in the description of Services) Customer will access certain Services from the Access Locations. Customer may, by notice to Sabre, request changes in the specified locations pursuant to the Contract Administration Process.

2.5      WEB HOSTING SERVICES: SPECIAL PROVISIONS.

         (a) Customer may, as a Change governed by the Contract Administration Process, elect to have Sabre provide one or more of the Optional Web Hosting Services identified in
                 SCHEDULE 2.3. To the extent that transition services are necessary or appropriate in order to implement Sabre's provision of Optional Web Hosting Services selected by Customer, then Sabre's work in developing a transition plan and providing related transition services will be an Exclusive Variable Service, and Customer will provide to Sabre the services of Customer's transition team and such other services as are required by the transition plan. Upon such effective date, the selected Optional Web Hosting Service(s) will become part of the Web Hosting Services. Customer may terminate one or more of the Optional Web Hosting Service(s) upon not less than sixty (60) days notice to Sabre. If Customer elects to terminate a particular service within a category (e.g., optional capacity planning services, system manager customer interface, etc.) of Optional Web Hosting Services, then Customer must terminate all services within such category. If Customer has terminated such a category of Optional Web Hosting Services, then it may not later elect to have Sabre provide such category of service.

         (b) Immediately following the termination of the Web Hosting Services, Customer will (at Customer's sole cost and expense) remove from the Tulsa Data Center, or any other Data Center at which Sabre then provides the Web Hosting Services, Customer's hardware, system software, and other Customer Assets comprising the web hosting infrastructure then located at the Tulsa Data Center or such other Data Center, as applicable. As a Termination Assistance Service, Sabre will cooperate with such removal. Customer will accomplish such removal in accordance with the reasonable requirements of Sabre, including those intended to avoid technical, operating or security problems at the Tulsa Data Center or such other Data Center, as applicable.

         (c) Customer may (at its sole cost and expense) move its hardware, system software and other Customer Assets comprising the web hosting infrastructure from the Tulsa Data Center or any other Data Center at which Sabre then provides the Web Hosting Services to a Data Center located in the Dallas-Fort Worth Metroplex area. Sabre will cooperate with such removal as a Change to the Web Hosting Services subject to the Contract Administration Process. Customer will accomplish such removal in accordance with the reasonable requirements of Sabre, including those intended to avoid technical, operating or security problems at the Tulsa Data Center and such other Data Centers.

         (d) Sabre will establish and maintain safeguards against the destruction, loss or alteration of Equipment in the possession of Sabre at its Tulsa Data Center, which are no less rigorous than those in effect at the Tulsa Data Center as of the Effective Date. While such Equipment is in the possession of Sabre, Sabre shall be responsible for Losses with respect to such Equipment, except to the extent that any Losses are caused by the actions or omissions of Customer. Sabre will provide reasonable premises security procedures and reasonable system security procedures at any place where Web Hosting Services are

                                       3

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                                                                   CONFIDENTIAL


                 performed by Sabre for Customer. Such procedures at the Tulsa Data Center shall be no less rigorous than those in effect at the Tulsa Data Center as of the Effective Date.

         (e) Sabre's provision to Customer of the network portion of the Web Hosting Services will be subject to the provisions of
                 SCHEDULE 16.

2.6      DEVELOPMENT SERVICES: SPECIAL PROVISIONS.

         (a) In providing Development Services, Sabre will use design, programming, testing and acceptance methodologies consistent with Sabre's methodologies for modifications of CRS Software initiated by Sabre itself.

         (b) Sabre will provide Development Services requested by Customer to the extent contemplated in the Development Services Budget. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         (c) Customer may reprioritize projects or change projects upon written request to Sabre. Customer acknowledges that if it reprioritizes projects or changes projects from those contemplated in the Development Services Budget, such reprioritization or change may result in the need for additional and/or fewer Development Resources (in the aggregate and with respect to particular skill sets) to perform the Development Services, and will be addressed by SECTIONS 2.6(f) and (g). In particular, Customer acknowledges that such reprioritization or change could require Development Resources with different skills than those contemplated in the Development Services Budget which could result in customer incurring charges under both SECTIONS 2.6(f) and (g) even though the net aggregate Development Resources is unchanged. Initiation of a new Development Services project, not contemplated by the Development Services Budget, constitutes a Change to be processed under the Contract Administration Process.

         (d) The relative Intellectual Property Rights of Sabre and Customer, with respect to CRS Developments, are defined in SECTIONS 4.4 and 4.5 and may also be defined in the Intellectual Property Agreement. If Sabre creates Premium IP in performing Development Services for Customer, then the incremental costs and expenses incurred by Sabre in complying with such restriction will be negotiated between the Parties prior to commencing the development activities for such Premium IP; [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         (e) The initial Development Services Budget, attached as SCHEDULE 9, will be effective for the twelve (12) month period commencing with the month in which the Effective Date occurs. Within thirty (30) days following the end of each Quarter thereafter, the Parties will amend the then-current Development Services Budget to include the Quarter that immediately follows the last Quarter covered by the then-current Development Services Budget. The Parties will act in good faith to establish the Development Services Budget for the new Quarter, in a manner consistent with the terms of this Agreement. In establishing the Development Services Budget for the new Quarter Sabre will be obligated to perform the Development Services requested by Customer, provided that unless Sabre otherwise agrees, Sabre will not be required to provide Development Resources exceeding twenty-five percent (25%) of the sum of the (i) Development Resources actually provided during the Quarter most recently completed; plus (ii) the Development Resources included in the Development Services Budget for the three remaining Quarters of the then-current Development Services Budget.

         (f) If Sabre reasonably determines that the Development Resources (in the aggregate and/or with respect to particular skill sets) required to perform Development Services in a Quarter would exceed the corresponding Development Resources contemplated by the

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                                                                   CONFIDENTIAL


                 Development Services Budget for such Quarter, then Sabre will so advise Customer and will use commercially reasonable efforts to procure such additional Development Resources for such Quarter. In such event, Customer will pay Sabre for such additional Development Resources, at the times and rates described in SCHEDULE 8.

         (g) If Sabre reasonably determines that the Development Resources (in the aggregate and/or with respect to particular skill sets) required to perform Development Services in a Quarter would be less than the corresponding Development Resources scheduled to be provided during such Quarter pursuant to the Development Services Budget, then Sabre will so advise Customer, and will use reasonable efforts to reallocate to non-Customer engagements the unneeded Development Resources during such Quarter. If Sabre is successful in reallocating all or part of the unneeded Development Resources, then Sabre will provide to Customer a credit against amounts payable pursuant to SCHEDULE 8, with respect to such Quarter, in an amount equal to: (i) for Development Resources successfully reallocated to Sabre's engagements with Third Party customers, the amounts paid by such customers to Sabre with respect to such re-allocated resources; and (ii) with respect to those resources reallocated to internal development projects of Sabre, Sabre's internal transfer rate; but such credit under clause (i) or (ii) will not exceed the amount that would have been paid to Sabre by Customer with respect to such reallocated resources for such Quarter.

         (h) Without duplicating credits provided under other provisions of this Agreement, for any Quarter, Customer shall not be obligated to pay for scheduled Development Resources which are not actually used to provide Development Services as a result of Sabre's failure to assign such Development Resources to development projects according to priorities established in the Development Services Budget.

2.7 DATA AND VOICE SERVICES: SPECIAL PROVISIONS. Sabre's provision to Customer of the Data and Voice Services will be subject to the provisions of SCHEDULE 16.

2.8      CERTAIN OTHER MUTUAL SERVICES.

         (a) If either Party solicits (on a bid, RFP or other competitive basis) a bona fide offer to provide Software application development services, but excluding any Development Services provided by Sabre under this Agreement, then that Party will notify the other Party and allow the other Party a reasonable period of time to submit a proposal to provide such development services; provided, however, that Sabre's obligation to notify Customer under this SECTION 2.8(a) is limited to those application development services that fall within the scope of Customer's core competency. The Party soliciting offers may then, in its sole, reasonable discretion, decide to accept the proposal submitted by the other Party or accept a proposal from any Third Party. If the Party soliciting an offer accepts the proposal submitted by the other Party, then the Parties will execute a development agreement identifying the nature and scope of the application development services, the period of time during which such services will be provided, and the basis upon which the Party performing such services will be compensated therefor. Neither Party will be obligated to perform any such services until the Parties have executed a development agreement. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         (b) In addition, either Party may, but is not obligated to, offer the other Party the opportunity to participate in joint development or co-funding on any Software application development. To the extent that the Parties decide to jointly develop or co-fund any such application development, the Parties will agree upon a development process and ownership of any resulting intellectual property in the Joint Development Agreement.

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                                                                   CONFIDENTIAL


         (c) The provisions of SECTIONS 2.8(a) and (b) shall continue as long as Sabre is providing Development Services under this Agreement. Except for the provisions expressly set forth in this SECTION 2.8, the terms governing a Party's provision of Software application development services to the other Party under SECTION 2.8 shall be governed by the terms a separate development agreement executed by the Parties with respect to such development services, rather than the terms of this Agreement. Notwithstanding the foregoing, except to the extent that such rights may be modified by the terms of the particular development agreement: (i) the terms of SECTIONS
                 4.4 and 4.5 shall apply to Standard IP, Premium IP and Joint Interest IP made by a Party, or the Parties jointly, pursuant to this Agreement and the separate development agreement; [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         (d) In addition to (and separate from) Sabre's providing Services to Customer under this Agreement, a Party may permit the other Party to share Software and hardware resources (e.g., BTS servers, and "Destination Guide") of the first Party. Any such sharing of resources shall be pursuant to the mutual agreement of the Parties, as evidenced by a separate agreement for such sharing of resources and reflected in the Parties' separate agreement. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] Except for the expressed terms of this SECTION 2.8(d), the terms governing the sharing of resources shall be those set forth in such separate agreement, rather than the terms of this Agreement.


                           ARTICLE III. SERVICE LEVELS


3.1 SERVICE LEVEL AGREEMENTS. Sabre will use commercially reasonable efforts to provide the Base Services in accordance with the SLAs for the Measured Services set forth in SCHEDULE 5.

3.2 SLA MONITORING; PERFORMANCE REVIEWS. Sabre will measure its performance of Measured Services against the SLA Standards. If a measurement is not the type of measurement performed by Sabre in the ordinary course of its business either for Sabre's internal operations or with respect to other Sabre customers, and requires additional software, equipment or other measurement tools, then Sabre will acquire and implement such tools (and perform such measurements) once the Parties have agreed in writing on the resulting Change in Base Fees. Sabre will provide Customer with the monthly performance reports listed on SCHEDULE 6 in the manner described therein. If Customer objects to a performance report, Customer will notify Sabre of its specific objections (which notice must describe in detail Customer's position) within thirty (30) Business Days of its receipt.















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                         ARTICLE IV. PROPRIETARY RIGHTS

4.1 OWNERSHIP OF SABRE IP. As between Customer and Sabre, Sabre retains sole and exclusive ownership of all worldwide Intellectual Property Rights in the Sabre IP, including any derivative work, modification, update or enhancement. All rights in and to the Sabre IP not expressly granted to Customer in this Agreement or in another written agreement between the Parties are reserved by Sabre. Nothing in this Agreement will be deemed to grant, by implication, estoppel or otherwise, a license under any of Sabre's existing or future patents.

4.2 THIRD PARTY SOFTWARE. All Third Party Software will be and will remain the property of the applicable Third Party vendor(s), and, as between Sabre and Customer, any derivative work, modification, updates or enhancements made by Sabre thereto will be owned by Sabre.

4.3 CUSTOMER ASSETS. All Customer Assets will be and will remain the property of Customer or Customer's Third Party licensors (as applicable), and, as between Customer and Sabre, any derivative work, modification, updates or enhancements made by Sabre thereto will (subject to SECTIONS 4.4 and 4.5) be owned by Customer.

4.4      OWNERSHIP OF DEVELOPED IP.

         (a) Each Party will own all right, title and interest in and to all Standard IP and Premium IP made by such Party pursuant to this Agreement, and will control and pay for legal protection, including patents and copyrights where appropriate, for all such IP solely; provided, however, that such Party will have no obligation to obtain or maintain any legal protection for such IP. No Party will have any obligation to enforce or defend any of its IP. If a Party wishes to enforce any of its IP against a Third Party, the other Party will cooperate in such enforcement at the enforcing Party's expense.

         (b) Joint Interest IP will be jointly owned by the Parties in accordance with the terms of the agreement pursuant to which such Joint Interest IP was made ("Joint Development Agreement"). Any rights or obligations with respect to obtaining and maintaining legal protection for Joint Interest IP will be allocated in accordance with the terms of the Joint Development Agreement. Each Party will cooperate with the other Party in any action brought by the other Party to enforce Joint Interest IP.

4.5      LICENSE RIGHTS IN DEVELOPED IP.

         (a) Sabre may grant a license to any Third Party under any of Sabre's Standard IP to use and fully exploit such Standard IP.

         (b) Sabre may grant a license under its Premium IP to any Third Party who, at the time such license is granted, is not a Customer Direct Competitor.

         (c) Customer may grant a license to any Third Party under any of Customer's Standard IP to use and fully exploit such Standard IP.

         (d) Customer may grant a license under its Premium IP to any Third Party who, at the time such license is granted, is not a Sabre Direct Competitor.

         (e) Sabre hereby grants to Customer a perpetual, worldwide, non-exclusive, royalty-free license in all of Sabre's Standard IP and Premium IP for the unrestricted use and exploitation (including the right to make derivative works of and make modifications thereto) by Customer in its business. Sabre further grants to Customer the right to grant sublicenses under any of its Standard IP and Premium IP to any Third Party who, at the time such sublicense is granted, is not a Sabre Direct Competitor.

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         (f)     Customer hereby grants to Sabre a perpetual, worldwide,
                 non-exclusive, royalty-free license to all of Customer's Standard IP and Premium IP for the unrestricted use and exploitation (including the right to make derivative works of and make modifications thereto) by Sabre in its business. Customer further grants to Sabre the right to grant sublicenses under any of its Standard IP and Premium IP to any Third Party who, at the time such sublicense is granted, is not a Customer Direct Competitor.

         (g)     Any Software included in a Party's Standard IP or Premium IP
                 (a) shall be licensed to the other Party in both source code and executable code, and (b) may be licensed or sublicensed by the other Party to Third Parties in executable code only.

         (h)     [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


                       ARTICLE V. CONTRACT ADMINISTRATION

5.1 CONTRACT ADMINISTRATION PROCESS. The Contract Administration Process describes and governs the process by which the Parties (a) propose or request Changes, (b) implement and manage Changes agreed in writing by the Parties, (c) resolve problems and issues with the Services and (d) implement and manage any other item which this Agreement provides or contemplates will be processed in accordance with the Contract Administration Process.

5.2 TESTING OF THIRD PARTY SERVICES AND SYSTEMS. Sabre's acceptance, installation, integration, implementation and operation of services, software and technology provided by Third Parties or Customer is subject to the Contract Administration Process. Sabre may test any such services, software or technology (including changes to Customer's IT environment) for compatibility with the Services, Sabre Software, and other components of IT systems operated by Sabre. Sabre may refuse to consent to, accept, install, integrate, implement or operate any service, software or technology provided by a Third Party or Customer (including any change to Customer's IT environment) if: (a) Sabre reasonably believes that any such activity would likely (i) have a material adverse impact on Services, Sabre Software, or other components of IT systems operated by Sabre or Sabre's operations, or
         (ii) cause a material increase in Sabre's costs to provide Services, unless the Parties have agreed in writing to an associated increase in Base Fees; or (b) Sabre is not provided, at Customer's expense, rights to Access and use such service, software or technology on reasonable terms (including requirements for firewalls, isolated access and password access) if Sabre's Access to or use thereof is necessary to perform Services. All Sabre activities in connection with this SECTION
         5.2 are Exclusive Variable Services.

5.3 CHANGES IN DEMAND. Customer will give Sabre reasonable advance notice of material changes in Customer's requirements for any Service. Customer's failure to do so may adversely affect Services, SLAs and Sabre's performance under this Agreement, and Sabre will not be liable to Customer for such adverse effects. Subject to the Contract Administration Process and Changes in writing agreed by the Parties, Sabre will adjust resources in response to such changes in Customer's requirements for Services.


                       ARTICLE VI. MANAGEMENT OF RESOURCES

6.1      MANAGEMENT OF RESOURCES.

         (a) GENERAL. Sabre may reasonably (i) manage all resources used in providing Services as Sabre deems appropriate, (ii) decide which member of Sabre will perform any particular Service, and
                 (iii) modify, enhance, update, add to, eliminate or replace any hardware, software, other technology, personnel or other Sabre resource used to provide Services or


                                      8
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                                                                   CONFIDENTIAL

                 any element of its IT systems (and/or change, consolidate, eliminate or add locations from which it provides Services) from time to time so long as such action does not materially impair the functionality or performance of the Services.

         (b) CUSTOMER ASSETS. Sabre will give Customer reasonable advance notice of proposed material changes to, replacements for or reallocations of Customer Assets. If such action would constitute a Change, the Parties will process such proposals pursuant to the Contract Administration Process. Subject to
                 SECTION 14.11, Customer may reasonably refuse such proposed changes, replacements or reallocations.

6.2 ACCOUNT TEAM REVIEW. If Customer is reasonably dissatisfied with any Sabre personnel providing services, then Customer will describe in writing such dissatisfaction and the reasons therefor. Sabre shall use commercially reasonable efforts to remedy the problem giving rise to such dissatisfaction within thirty (30) days after receiving such notice. If Customer remains dissatisfied for good reason with the Sabre personnel in question after such thirty (30) day period, Sabre will promptly replace such Sabre personnel.

6.3 USE OF SUBCONTRACTORS. Sabre may subcontract any portion of the Services to any Sabre Subsidiary, Sabre Affiliate, and any Third Parties; provided that Sabre will not (without Customer's prior consent) subcontract Services to a Third Party which (at the time of such subcontracting) competes with Customer's business. Sabre will not disclose any Confidential Information of Customer to any subcontractor unless it has agreed in writing to protect the confidentiality of such Confidential Information in a manner no less restrictive than required under SECTION 9.2, and to use such information only as needed to perform subcontracted Services, and such disclosure shall be only to the extent reasonably needed to perform subcontracted Services. Sabre is responsible for Services performed by its subcontractors (excluding subcontractors under Service Contracts or other agreements included with the Customer Assets, whose performance is the responsibility of Customer).

6.4 MANAGEMENT OF THIRD PARTY SERVICES. The Parties acknowledge that, to the extent provided in the description of Services in SCHEDULES 2.1,
         2.2 AND 2.3, certain of the Services include Sabre's management or procurement of various services and products provided by Third Parties at the request, or with the consent, of Customer (e.g., certain telecommunications services). Customer agrees that this arrangement does not constitute Sabre's subcontracting of Services for purposes of this Agreement, and that Sabre is not responsible or liable for the performance, inadequate performance or non-performance of such Third Party services or products. The remedies for any such Third Party service or product problems to the extent attributable to nonperformance or inadequate performance by any such Third Party provider or nonconformance of any such Third Party product will be the remedies set forth in the applicable agreement with the provider of such Third Party service or product. Nonetheless, if Customer expresses any concerns to Sabre about any such Third Party services or products, Sabre will use commercially reasonable efforts to manage relationships and to minimize difficulties with providers of such Third Party services or products.


                       ARTICLE VII. CUSTOMER'S OBLIGATIONS

7.1      RESTRICTIONS ON USE.

         (a) GENERAL. Customer will restrict access to and use of the Services, Sabre Software and other components of IT systems owned or licensed by Sabre and utilized by Sabre to perform Services to Customer's own employees and individual independent contractors who require such access and use in performing their duties. Customer may not, without Sabre's consent, which may be withheld in Sabre's sole discretion: (i) access or use Services, Sabre Software or other components of IT systems owned or licensed by Sabre and utilized by Sabre to perform Services for any purpose other than for Customer's internal operations or (to the extent that the description of Services specifies the Access

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                                                                    CONFIDENTIAL


                 Locations from which Services may be Accessed) from any location other than the Access Locations (except that Customer employees whose workplace is an Access Location may remotely access Services and Sabre Software when away from their workplace); or (ii) permit any Third Party to access or use Services, Sabre Software or other components of IT systems owned or licensed by Sabre and utilized by Sabre to perform Services. Customer's access or use thereof for outsourcing, service bureau or similar purposes, or for the benefit of any Third Party, is prohibited. Notwithstanding the foregoing, Customer shall have the Intellectual Property Rights provided for in SECTIONS 4.4 and 4.5; and Customer may provide its customers with customary access to Customer web sites hosted by Sabre.

         (b) PERMITTED THIRD PARTY USE. Notwithstanding the foregoing, Customer may permit Third Party IT Service Providers and their employees to access and use, solely for the purpose of their performing services for Customer, the Services, Sabre Software and other components of IT systems owned or licensed by Sabre and utilized by Sabre to perform Services, provided that such Third Party IT Service Providers will be subject to the obligations of this Agreement including, but not limited to, the confidentiality obligations set forth in SECTION 9.2. Customer will notify Sabre of, and is responsible and liable for, such access and use.

7.2 CUSTOMER FACILITIES AND RELATED SERVICES. Customer will provide to Sabre, and its employees, subcontractors and agents, Access to Customer's facilities, including all Access Locations, twenty-four (24) hours a day, seven (7) days a week, as needed to perform the Services. Customer will also provide, at Customer's expense, such resources and services at Customer's facilities (including Access Locations), as are necessary for Sabre to provide the Services. All space provided to Sabre at Customer's facilities will remain free of health and safety hazards and in compliance with applicable Environmental Laws. Sabre personnel shall comply with the customary rules of Customer (which shall not unreasonably impede Sabre in the performance of Services) with respect to Access to Customer's facilities and Access Locations.

7.3      ASSISTANCE, CONSENTS AND GOVERNMENTAL APPROVALS.

         (a) CUSTOMER COOPERATION AND PROVISION OF RESOURCES. Customer will cooperate with, support and participate in Sabre's efforts to provide Services and punctually accomplish its obligations under this Agreement. Without limiting the generality of the foregoing, Customer will, at Customer's expense: (i) promptly provide Sabre with all resources, information, advice, authorizations, instructions, decisions, approvals, signatures and other assistance Sabre may reasonably request in connection with the Services; and (ii) make available appropriate employees and contractors of Customer for such purposes. In addition, Customer will provide written evidence of Sabre's agency authority as Sabre may reasonably request in order to provide the Services contemplated by this Agreement. Customer's management authority shall include all "ordinary course of business" functions related to management of Customer Assets. Sabre shall consult with Customer prior to taking any material actions (e.g., the institution of, or settlement of, litigation or enforcement actions) with respect to Customer Assets.

         (b) OBTAINING REQUIRED CONSENTS. Customer will use commercially reasonable efforts to obtain all Required Consents (to the extent related to the Customer Assets, or required under contracts to which Customer is a party or Laws binding upon Customer) as promptly as possible and will pay all fees, royalties, costs, expenses and other charges now or hereafter properly payable to any Third Party in order to obtain and maintain such Required Consents. Customer will provide Sabre with written evidence of such Required Consents upon Customer's receipt thereof. Unless and until a Required Consent is obtained, Customer will adopt such alternative approaches as are necessary for Sabre to


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                                                                    CONFIDENTIAL


                 perform all obligations and enjoy the benefits (economic, operational or otherwise) arising under of in connection with this Agreement without such Required Consent.

7.4      CUSTOMER ASSETS.

         (a) GENERAL. Customer will provide Sabre Access to and use of the Customer Assets, on terms and conditions acceptable to Sabre, for use by Sabre and its subcontractors and agents in performing the Services, and will act as Sabre's agent, to the maximum extent permitted by law, to obtain the full benefits of the Customer Assets for Sabre as needed to provide Services under this Agreement. Customer will pay all fees, royalties, costs, expenses and other charges now or hereafter properly payable to any Third Party in connection with, or under agreements relating to, the Customer Assets or arising from Sabre's Access thereto or proper use thereof. Without limiting the foregoing, (I) while Sabre is providing Web Hosting Services to Customer, Customer shall retain all financial responsibility for the servers, network equipment and other Customer Assets furnished by Customer and operated and monitored by Sabre in connection with the Web Hosting Services; (ii) while Sabre is providing Desktop Services to Customer, Customer shall retain all financial responsibility for equipment, devices and software with respect to which Sabre provides the Desktop Services.

         (b)     INTELLECTUAL PROPERTY RIGHTS. Sabre's rights under this
                 SECTION 7.4 include royalty-free rights for Sabre and its subcontractors and agents to use, reproduce, create derivative works from and sublicense all Customer Owned Systems, Customer Licensed Systems, Customer Owned Intellectual Property Rights and Customer Third Party Intellectual Property Rights solely for the purpose of performing (and as needed to perform) the Services. Customer will provide to Sabre copies of software included in the Customer Assets in object code and source code formats, and in a form and on media compatible with the equipment that Sabre is then operating on Customer's behalf, together with all related documentation. To the extent that Sabre makes any modifications or enhancements to Customer Owned Systems, Customer Licensed Systems, Customer Owned Intellectual Property Rights or Customer Third Party Intellectual Property Rights under this Agreement, Sabre will provide Customer, upon expiration or termination of this Agreement for any reason or upon Customer's reasonable request, with sufficient documentation and source code to fully utilize such modifications and enhancements.

         (c) AMENDMENT, MODIFICATION OR TERMINATION. Customer will use commercially reasonable efforts to notify Sabre prior to Customer's extending the term of, modifying, or terminating any Equipment Lease, System License Agreement, Intellectual Property License Agreement, Real Property Lease, Service Contract, Authorization or Other Contract included within the Customer Assets. If such extension, modification or termination would prevent or interfere with Sabre's compliance with its obligations under this Agreement, or satisfying an applicable SLA, then such action will be processed as a Change pursuant to the Contract Administration Process. If such action would increase the costs or expenses incurred Sabre in providing Services under this Agreement, or in satisfying applicable SLAs, then, following Sabre's notice to Customer of such increase and delivery to Customer of appropriate information evidencing such increase, Customer shall reimburse Sabre for such increased costs and expenses.

7.5      CUSTOMER'S IT ENVIRONMENT.

         (a) GENERAL. Customer will not make any Change to Customer's IT environment (including Customer's desktop environment, and including Changes to personal computers, hardware, software, network configuration or telecommunications network) without
                 (i) conforming to Sabre's reasonable standards and requirements for Customer's IT environment and (ii) complying with the Contract Administration Process. Customer will


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                                                                   CONFIDENTIAL


                 not permit installation on, or use with, personal computers or other elements of Customer's IT environment or software which has not been validly licensed or sublicensed to Customer by Third Parties or Sabre.

         (b) SABRE RECOMMENDATIONS. Sabre may from time to time recommend changes in Customer's IT environment. The Parties will process such recommendations as Changes subject to the Contract Administration Process. Subject to SECTION 14.11, Customer may reasonably refuse such recommendations.

7.6 CUSTOMER DATA. Customer will be solely responsible for the accuracy of Customer Data and the timely inputting of such Customer Data and any changes thereto.


                ARTICLE VIII. WARRANTIES AND ADDITIONAL COVENANTS

8.1      WARRANTIES AND ADDITIONAL COVENANTS.

         (a) QUALIFIED WORK FORCE. Sabre represents and warrants that its personnel possess the proper skill, training, experience and background to perform the Services in a professional and workmanlike manner.

         (b) YEAR 2000. Sabre represents and warrants that the Sabre Software specified in SCHEDULE 10 as of the Effective Date will be Year 2000 Compliant when running on computers and operating systems selected, supplied or certified by Sabre and when used in accordance with Sabre's documentation for such systems. If any such Sabre Software is found not to be Year 2000 Compliant, Sabre will cause such non-conforming system to be Year 2000 Compliant, at no additional cost to Customer, as soon as reasonably practicable. Notwithstanding the foregoing, Sabre will not be responsible for a failure of any Sabre Software to be Year 2000 Compliant to the extent such failure is the direct result of (A) the receipt of data in incorrect formats, (B) the interoperation with machines, software or tools of Customer or any other Third Parties that are not Year 2000 Compliant, and (C) any modifications made by Customer or any other Third Parties to the Sabre Software, unless such modifications were approved or authorized by Sabre. The remedy provided in this SECTION 8.1(b) is the sole and exclusive remedy available to Customer, and the sole and exclusive obligation of Sabre, for a breach of this SECTION 8.1(b). The Services do not include, and Sabre will not be responsible or liable for, any changes, modifications, updates or Enhancements to any Assets or Third Party hardware, software, equipment or other items which may be necessary so that such items are Year 2000 Compliant.

         (c) PASS-THROUGH WARRANTIES AND INDEMNITIES. Each Party, to the extent permissible, will pass through to the other Party any rights it obtains under warranties and indemnities given by its Third Party licensors, subcontractors or suppliers in connection with any services, telecommunications networks, software, equipment or other assets provided by such Party pursuant to this Agreement. In the event of a Third Party Software or equipment nonconformance, or nonperformance or inadequate performance by any Third Party vendor, Sabre will coordinate with, and be the point of contact for resolution of the problem through, the applicable vendor. Upon becoming aware of a problem, Sabre will notify such vendor and will use commercially reasonable efforts to cause such vendor to promptly repair or replace the nonconforming item or remedy the nonperformance or inadequate performance in accordance with such vendor's obligations. If any warranties or indemnities may not be passed through, the Party providing such services, software, equipment or other assets agrees that it will, upon request of the other Party, take commercially reasonable action to enforce any applicable warranty or indemnity which is enforceable by such Party in its own name. Neither Party, however, is obligated to resort to litigation or other formal dispute resolution procedures to enforce any such warranty or indemnity unless the other Party agrees to


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                                                                   CONFIDENTIAL


                 reimburse such Party for all costs and expenses incurred in connection therewith, including reasonable attorneys' fees and expenses.

         (d) CORPORATE MATTERS. Each Party represents and warrants that as of the Effective Date: (i) it is a corporation or partnership duly organized and validly existing and in good standing under the Laws of its jurisdiction of formation and has the authority to carry on its business as now conducted and to own, lease and operate its assets; (ii) it has the power, authority and legal rights to execute, deliver and perform its obligations under this Agreement and to contemplate the transactions contemplated hereby; (iii) the execution, delivery and performance of its obligations under this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action; and (iv) this Agreement has been duly executed and delivered by duly authorized officers of such Party and this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

         (e) VALIDITY OF CONTEMPLATED TRANSACTIONS. Each Party represents and warrants that as of the Effective Date neither the execution and delivery of this Agreement, the performance of any of its obligations hereunder, nor the consummation of any of the transactions contemplated herein will violate, conflict with or result in a breach of or default under any terms, conditions or provisions of (i) any existing Law to which it or its assets is subject, (ii) any judgment, order, writ, injunction, decree or award of any Governmental Authority which is applicable to it or its assets, (iii) any provision of its organizational documents or other document of formation or governance to which it is a Party or by which any of its assets are bound, (iv) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization or other instrument, document or understanding, oral or written, to which it is a Party.

         (g) REQUIRED CONSENTS. Each Party represents and warrants that as of the Effective Date it has duly obtained all Required Consents of, and duly made all required registrations, declarations or filings with, any Governmental Authority which are required on its part as a condition to the execution, delivery and performance of this Agreement. Customer represents and warrants as of the Effective Date that SCHEDULE 11 sets forth a list of Required Consents (to the extent related to the Customer Assets, or required under contracts to which Customer is a party or Laws binding upon Customer) that have not been obtained as of that date, and that such list is accurate and complete in all material respects.

8.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE, OF ANY SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT.


               ARTICLE IX. DATA, CONFIDENTIALITY AND AUDIT RIGHTS

9.1      CUSTOMER DATA.

         (a) OWNERSHIP. All Customer Data will remain the sole property of Customer. Sabre may Access and use Customer Data as needed to perform its obligations hereunder. Upon expiration or termination of this Agreement, Sabre will, at Customer's expense, return to Customer, in Sabre's then-existing, machine-readable format and media, all Customer Data


                                      13
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                                                                   CONFIDENTIAL


                 in Sabre's possession. Sabre will not use Customer Data for any purpose other than providing Services.

         (b) SAFEGUARDING. Sabre will employ substantially the same safeguards it uses for data of its other customers of similar services, but not less than reasonable safeguards, in protecting Customer Data against accidental or unauthorized deletion, destruction or alteration. Sabre personnel having Access to Customer Data will be informed of their duties to maintain its confidentiality and to use it only for purposes permitted hereunder. Customer may establish backup security for Customer Data and retain backup data files if it so chooses. Sabre will have Access to such backup data files as is reasonably required by Sabre.

         (c) USE IN SABRE CRS. Notwithstanding anything to the contrary contained in this Agreement, this Agreement will not apply to or govern Customer Data that is processed by or stored in the Sabre CRS. All rights and obligations with respect to Customer Data that is processed by or stored in the Sabre CRS will be governed by the Access Agreement.

9.2      CONFIDENTIALITY.

         (a) OWNERSHIP; SCOPE OF OBLIGATION. As between the Parties, the Confidential Information of each Party will remain its sole property. Confidential Information will be used by the recipient Party only for purposes of this Agreement. Each Party will hold the Confidential Information of the other Party in strict confidence and protect such Confidential Information from disclosure using the same care it uses to protect is own confidential information of like importance, but not less than reasonable care. No Confidential Information will be disclosed by the recipient Party without the prior written consent of the other Party, except that each Party may disclose this Agreement and the other Party's Confidential Information to its directors, employees, attorneys, agents, auditors, insurers and subcontractors who require access to such information in connection with their employment or engagement and who are obligated to keep such information confidential in a manner no less restrictive than set forth in this SECTION 9.2. The Party employing or engaging such Persons is responsible and liable for their compliance with such confidentiality obligations.

         (b) EXCEPTIONS. This Agreement does not prevent or restrict use or disclosure by the recipient Party of Confidential Information of the disclosing Party that (i) was in the public domain when communicated to the recipient Party, (ii) enters the public domain through no fault of the recipient Party, (iii) was in recipient Party's possession free of any obligation of confidence when communicated to the recipient Party or (iv) was rightfully communicated to the recipient Party by a Third Party free of any obligation of confidence to the disclosing Party. If Confidential Information is required to be disclosed by law or a Governmental Authority, including pursuant to a subpoena or court order, such Confidential Information may be disclosed, provided that the Party required to disclose the Confidential Information (x) promptly notifies the disclosing Party of the disclosure requirement, (y) cooperates with the disclosing Party's reasonable efforts to resist or narrow the disclosure and to obtain an order or other reliable assurance that confidential treatment will be accorded the disclosing Party's Confidential Information, and (z) furnishes only Confidential Information that the Party is legally compelled to disclose according to advice of its legal counsel. Upon written request at the expiration or termination of this Agreement, all documented Confidential Information (and all copies thereof) owned by the requesting Party will be returned to it or destroyed by the recipient Party, with written certification thereof.

         (c) RESIDUAL KNOWLEDGE. Each Party acknowledges that the other may, as a result of its receipt of or exposure to the other Party's Confidential Information, increase or enhance the knowledge and experience retained in the unaided memories of its directors,


                                      14
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                                                                   CONFIDENTIAL


                 employees, agents or contractors. Notwithstanding anything to the contrary in this Agreement, a Party and its directors, employees, agents or contractors may use and disclose such knowledge and experience in such Party's business, so long as such use or disclosure does not involve specific Confidential Information received from the other Party. The disclosing Party will not have rights in such knowledge and experience acquired by the recipient Party, nor rights in any business endeavors of the recipient Party which may use such knowledge and experience, nor rights to compensation related to the recipient Party's use of such knowledge and experience.

9.3      AUDIT RIGHTS.

         (a) GENERAL. Auditors designated by Customer, and who agree in writing to the security and confidentiality obligations and procedures required by Sabre, will be provided with reasonable access to locations from which Sabre provides Services to enable them to audit (at Customer's expense, subject to SECTION 9.3(e)) Sabre's activities under this Agreement, including verifying that Services are being provided in accordance with this Agreement and applicable SLAs. The auditors must be nationally recognized firms and Customer may not designate any auditor who, in Sabre's reasonable opinion, is a competitor of, or affiliated with a competitor of, Sabre or its Subsidiaries.

         (b) PROCEDURES. Such audits may be conducted once a year during reasonable business hours. Customer will provide Sabre with at least thirty (30) days prior written notice of an audit. Sabre will cooperate with the audit, will make the information reasonably required to conduct the audit available on a timely basis and will assist the designated employees of Customer's auditors as reasonably necessary. If Sabre requires resources in addition to those required in the ordinary course of its delivery of the Services to satisfy its obligations under this
                 SECTION 9.3(b), such additional resources will be charged as Variable Services. Sabre will not be required to provide access to the proprietary data of Sabre or other Sabre customers. All information pertaining to Sabre (including the IP, business, properties or Services of Sabre) learned or exchanged in connection with the conduct of an audit, as well as the results of any audit, is Confidential Information of Sabre.

         (c) RESULTS. Customer will provide Sabre copies and results of each audit. The Parties will review the results of an audit, will identify all relevant audit issues and will determine (i) what, if any, actions will be taken in response to such audit issues, and (ii) which Party will be responsible for the cost of taking the actions necessary to resolve such issues.

         (d) RECORDS RETENTION. Sabre will retain books and records that are reasonably required to verify that Services are being provided in accordance with this Agreement and applicable SLAs for a period of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after their creation.

         (e) COSTS OF AUDIT. In the event an audit conducted pursuant to this SECTION 9.3 reveals that Sabre has overcharged Customer by an amount in excess of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] during a period of at least [TEXT OMITTED
                 - CONFIDENTIAL TREATMENT REQUESTED], then Sabre will pay or reimburse Customer for the reasonable costs of such audit that are attributable to that portion of the auditor's fees charged Customer for auditing amounts charged by Sabre under the Agreement.


                               ARTICLE X. PAYMENTS

10.1 FEES FOR BASE SERVICES. In consideration for the performance of the Base Services, Customer will pay to Sabre the Fees set forth in
         SCHEDULE 8. Pursuant to the Contract Administration Process, the


                                       15
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                                                                    CONFIDENTIAL


         Fees for Base Services will increase following the Migration Completion Date for any Base Services provided with respect to the Preview Operations, and the effective date of implementing any Optional Web Hosting Services.

10.2 FEES FOR VARIABLE SERVICES. In consideration for any agreement by Sabre to provide Variable Services, Customer will pay to Sabre the Fees set forth in SCHEDULE 8.

10.3 THIRD PARTY FEES. Customer will pay all fees, royalties, costs, expenses and other charges now or hereafter payable to any Third Party in connection with or related to Third Party Software, Customer Assets or data used by Sabre in performing the Services or Accessed or used by Customer (or permitted Third Parties).

10.4 EXPENSES. Customer will reimburse Sabre for all reasonable travel, travel-related (including food, lodging and incidental) and out-of-pocket expenses incurred by Sabre, its subcontractors or agents in performing Services under this Agreement. Sabre has provided Customer with written reimbursement guidelines as in effect on the Effective Date, and will forward to Customer written copies of each amendment thereto.

10.5 MANNER OF PAYMENT. All payments will be made by wire transfer to a bank account designated by Sabre or through such other means as the Parties agree. If a Subsidiary or Affiliate of Sabre provides Services, Sabre may opt for such Subsidiary or Affiliate to invoice Customer for Services it provides, in which case Customer will pay that entity directly.

10.6 INVOICING AND TIME OF PAYMENT. SCHEDULE 8 sets forth procedures by which Fees are invoiced by Sabre and dates by which Fees are due and payable by Customer. Each invoice will itemize the Fees contained therein, and will be accompanied by reasonable detail in accordance with Sabre's customary billing practices. Sabre will provide Customer additional information about invoices as Customer reasonably requests and as Sabre customarily provides.

10.7 TAXES. Customer will be responsible for and will pay for any Taxes that are imposed on or determined by reference to (a) services or property provided under this Agreement, (b) the payments due to Sabre pursuant to this Agreement, including (i) payments for the sale, delivery or furnishing of any property or services (including the Services or access to or use of Sabre Software) hereunder and (ii) Taxes arising from the payments under this SECTION 10.7 and SECTION 10.8 below, or
         (c) the execution, delivery, notarization, recordation or other similar action with respect to, this Agreement; provided, however, that Customer will not be responsible for Taxes imposed on the net income of Sabre.

10.8 NET PAYMENTS. All payments due to Sabre under this Agreement will be made free and clear of any withholdings for present or future Taxes. If Customer is required by law to make any deduction or withholding of Taxes from any payment due to Sabre, then: (a) Customer will effect such deduction or withholding, and remit such Taxes to the appropriate taxing authorities; (b) the amount payable to Sabre upon which such deduction or withholding is based will be increased to the extent necessary to ensure that after such deduction or withholding Sabre is paid a net amount equal to the amount Sabre would have been paid in the absence of such deduction or withholding; (c) if requirements of Law or any reason indicated in this SECTION 10.8 cause any further deduction or withholding of Taxes, the amount payable to Sabre will be further increased to the extent necessary to ensure that after such deduction or withholding, Sabre is paid a net amount equal to the amount Sabre would have been paid in the absence of such further deductions or withholdings; and (d) Customer will provide Sabre with the original receipt, a duplicate original receipt, or a duly certified or authenticated copy of the receipt, and copies of cancelled checks, for any Taxes deducted or withheld and remitted to the appropriate taxing authorities under this SECTION 10.8. Such receipts or copies will be provided to Sabre within sixty (60) days following the date of deduction or withholding.


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                                                                   CONFIDENTIAL


10.9 INTEREST. If Customer fails to pay any amount when properly due, the past-due amount will bear interest, until paid, at a rate of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] or the maximum rate allowed by law, whichever is less. Such interest will be payable as it accrues, upon demand.


                       ARTICLE XI. TERM AND TERMINATION

11.1 TERM. The term of this Agreement will begin on the Effective Date and, unless terminated earlier under SECTION 11.2, will remain in [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] Subject to SECTION 11.2, the period of time during which Sabre will provide each of the following Categories of Service will be as follows:

        (a)      DATA AND VOICE SERVICES: Three (3) years from the Effective
                 Date.

        (b) WEB HOSTING SERVICES: Six (6) months from the Effective Date; PROVIDED, HOWEVER, that unless Customer notifies Sabre to the contrary at least sixty (60) days prior to the end of the initial six-month period, the initial term will be extended for one additional six (6) month period, and Customer may terminate the Web Hosting Services during such renewal six-month period at any time upon not less than sixty (60) days written notice to Sabre. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


        (c)      DEVELOPMENT SERVICES:  Fifteen (15) years.

        (d)      DESKTOP SERVICES:  through August 31, 2000.

11.2    TERMINATION.

        (a) If a Party commits a Material Breach, the other Party may terminate this Agreement by notifying the breaching Party; provided, however, that if a Material Breach pertains to only one Category of Services then the other Party may terminate this Agreement only with respect to the Category of Service to which the Material Breach pertains.

        (b)      [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


11.3    EFFECT OF EXPIRATION OR TERMINATION.
        (a)      [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


        (b)      [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


        (c)      TERMINATION ASSISTANCE. If this Agreement expires under
                 SECTION 11.1 or is terminated by Customer under SECTION 11.2, Sabre will provide Termination Assistance Services during a period of time ("TERMINATION ASSISTANCE PERIOD") beginning on the earlier of: (a) the date of expiration or termination of a Category of Services under the Agreement and (b) a date (not more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] prior to then-scheduled expiration of the Term) specified by Customer in a written notice to Sabre; and ending that number of days following the commencement of the Termination Assistance Period, for each of the following Categories of Service as follows: (i) Data and Voice Services: [TEXT OMITTED
                 - CONFIDENTIAL TREATMENT REQUESTED]; (ii) Development
                 Services: [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED];
                 (iii) Web Hosting Services: [TEXT OMITTED - CONFIDENTIAL

                                                                   CONFIDENTIAL


                 TREATMENT REQUESTED]; (iv) Desktop Services: [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. Customer will continue to pay all Fees during such period. This Agreement remains in effect during the Termination Assistance Period and applies to the Termination Assistance Services. Customer will cooperate in good faith with Sabre in connection with Sabre's obligations under this SECTION 11.3(c), and will perform its obligations under the Termination Assistance Plan. Sabre is not required to provide Termination Assistance Services if it terminates this Agreement under SECTION 11.2(a), and is not required to begin new Development Services projects following the termination of this Agreement with respect to Development Services.

        (d) DISCLOSURE OF INFORMATION. Sabre is not required to disclose Sabre's Confidential Information to any successor Third Party IT service provider except to the extent that Customer is entitled thereto. Customer will cause any such Third Party IT service provider to agree in writing on terms acceptable to Sabre to maintain the confidentiality of all Sabre Confidential Information and to use such information only for purposes authorized under this Agreement. Customer will use commercially reasonable efforts to assure such Third Party's compliance with such confidentiality obligation.

        (e) TERMINATION OF CATEGORY OF SERVICES. To the extent that this Agreement is terminated with respect to a particular Category of Services, and not in its entirety, then the provisions of this SECTION 11.3 shall apply to the Category of Services with respect of which this Agreement has been terminated. Further, to the extent that a particular Category of Services is terminated, the obligations with respect to associated Exclusive Variable Services will also terminate.


                    ARTICLE XII. INDEMNITIES AND LIABILITY

12.1    INDEMNITIES.

        (a) TAXES. Each Party will indemnify, defend and hold harmless the other Party and its Affiliates from and against all Losses arising out of, under or in connection with any claim for Taxes for which the indemnitor is financially responsible under this Agreement.

        (b) PERSONAL INJURY AND PROPERTY DAMAGE. Each Party will indemnify, defend and hold harmless the other Party and its Affiliates from and against all Losses arising out of, under or in connection with (i) bodily or other personal injury to, or death of, any Person or (ii) damage to or destruction of any tangible property, in each case resulting from, or arising out of, under or in connection with, the gross negligence or willful misconduct of the indemnitor or any of its Subsidiaries; provided that Sabre will have no indemnification obligation in respect of Losses arising out of, under or in connection with any incident for which it is entitled to indemnification under SECTIONS 12.1(d) and 12.1(g).

        (c)      INFRINGEMENT.

                 (i) GENERAL. Sabre will indemnify, defend and hold harmless Customer and its Affiliates against any action or cause of action based on a claim that any Sabre IP (excluding portions owned by Third Parties or Customer Assets) (A) infringes a copyright, (B) infringes a patent granted under United States law
                          (C) infringes a trademark granted under United States law, or (D) constitutes an unlawful disclosure, use or misappropriation of a Third Party's Trade Secrets. Customer will indemnify, defend and hold harmless Sabre and its Affiliates against any action or cause of action based on a claim that any Customer IP (excluding portions owned by Third Parties) or Owned Systems or Owned Intellectual Property Rights (W)

                                                                   CONFIDENTIAL


                          infringes a copyright, (X) infringes a patent granted under United States law, (Y) infringes a trademark granted under United States law, or (Z) constitutes an unlawful disclosure, use or misappropriation of a Third Party's Trade Secrets. The indemnitor will bear the expense of such defense and pay any damages and attorneys' fees that are attributable to such claim finally awarded by a court of competent jurisdiction. Notwithstanding the foregoing, neither Party will be liable to the other for claims of indirect or contributory infringement, including claims based on use of Intellectual Property Rights with equipment or software not agreed by the indemnitor or in a manner for which such rights are not designed or indemnitee's modifications to Intellectual Property Rights (other than those made at the indemnitor's request).

                 (ii) ADDITIONAL REMEDY. If Sabre IP or Customer IP (or Owned Systems or Owned Intellectual Property Rights) becomes the subject of a claim under this SECTION 12.1(c), or in the indemnitor's reasonable opinion is likely to become the subject of such a claim, then, in addition to defending the claim and paying any damages and attorneys' fees as required above, the indemnitor will use commercially reasonable efforts to either (A) replace or modify the Sabre IP or Customer IP (or Owned Systems or Owned Intellectual Property Rights), as applicable, to make it noninfringing or cure any claimed misuse of a Third Party's Trade Secret or (B) procure for the indemnitee the right to continue using the Sabre IP or Customer IP (or Owned Systems or Owned Intellectual Property Rights), as applicable. Any costs associated with either alternative will be borne by the indemnitor. If neither option is available to the indemnitor through the use of commercially reasonable efforts, (X) the indemnitee will return such Sabre IP or Customer IP (or Owned Systems or Owned Intellectual Property Rights), as applicable, to the indemnitor and (Y) if requested by the indemnitee in good faith, the Parties will negotiate, pursuant to SCHEDULE 13, but subject to
                          SECTION 12.2, to reach a written agreement on what, if any, monetary damages (in addition to the indemnitor's obligations under this SECTION 12.1(c)) are reasonably owed by the indemnitor to the indemnitee.

        (d) PROVISION OF SERVICES. Customer will indemnify, defend and hold harmless Sabre and its Affiliates from and against all Losses arising out of or in connection with (i) Customer's improper use of the Services, (ii) the failure of any equipment, products or services provided by Customer, including, without limitation, the Customer Assets, (iii) any act or omission of any Third Party furnishing products, equipment, software or any other items or services which are required by Customer to use the Services, (iv) unauthorized modifications, alterations, tampering, adjustment or repair of the Services, Applications or other components of the IT systems operated by Sabre to perform the Services caused by Customer or any Third Party permitted access to or use thereof by Customer; (v) the distribution, display or publication of any material delivered by or through Customer (other than material provided by Sabre) over or using the internet, including with respect to such information: (A) content whether editorial, advertising, or otherwise, (B) copyright infringement, libel, indecency, misrepresentation, invasion of privacy, or (C) statements for other materials made or made available by readers of the content or by persons to whom the content is linked at the request of Customer; and (vi) Customer's use of the Data and Voice Services provided by Sabre including (A) the abuse or fraudulent use of the Data and Voice Services (or the voice or data networks to which the Data and Voice Services pertain), (B) any information, data, or message transmitted over the network by Customer that constitutes libel, slander, infringement of copyright, invasion of privacy, violation of trans-border data flow regulations, or alterations of private records or data, or (C) Customer's failure to comply with the provisions of SCHEDULE 16.

                                                                   CONFIDENTIAL


        (e) EMPLOYEES. Each Party will indemnify, defend and hold harmless the other Party and its Affiliates from and against all Losses arising out of, under or in connection with an act or omission of the indemnitor in its capacity as an employer of a Person and arising out of or relating to (i) federal, state or other Laws or regulations for the protection of Persons who are members of a protected class or category of Persons, (ii) sexual discrimination or harassment, (iii) accrued employee benefits not expressly assumed by the indemnitee and (iv) any other aspect of the employment relationship or its termination (including claims for breach of an express or implied contract of employment) and which, with respect to each of clauses (i) through (iv), arose when the Person asserting the claim, demand, charge, actions, cause of action or other proceeding was or purported to be an employee of the indemnitor. Customer acknowledges and agrees that its employee indemnity obligation set forth above includes Losses for severance benefits.

        (f) REQUIRED CONSENTS. Customer will indemnify, defend and hold harmless Sabre and its Affiliates from and against all Losses arising out of, under or in connection with Customer's failure or inability to obtain any Required Consents (to the extent related to the Customer Assets, or required under contracts to which Customer is a party or Laws binding upon Customer). Sabre will indemnify, defend and hold harmless Customer and its Affiliates from and against all Losses arising out of, under or in connection with Sabre's failure or inability to obtain any Required Consents (except for Required Consents related to the Customer Assets, or required under contracts to which Customer is a party or Laws binding upon Customer).

        (g) CUSTOMER'S END USERS. The Parties acknowledge that by entering into this Agreement, Sabre shall not assume and should not be exposed to the business and operational risks associated with Customer's business. Customer therefore shall indemnify, defend and hold harmless Sabre and its Affiliates from and against all Losses arising out of or in connection with any claim by any customer or end user of Customer, or of any of the customers or end users of any such customer or end user.

        (h) PROCEDURES FOR THIRD PARTY CLAIMS. Notwithstanding any provision to the contrary, the indemnification obligations set forth in this SECTION 12.1 for Losses arising out of, under or in connection with Third Party claims, actions or causes of action will not apply unless the Party claiming indemnification:

                 (i) promptly notifies the other Party of any matters to which the indemnity may apply and of which the notifying Party has knowledge in order to allow the indemnitor an opportunity to investigate and defend the matter; provided that the failure to so notify will only relieve the indemnitor of its obligations if and to the extent that the indemnitor is prejudiced thereby; and

                 (ii) gives the other Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided that the indemnitee will have the right to participate in any legal proceeding or audit to contest and defend a claim for indemnification involving a Third Party and to be represented by legal counsel of its choosing, all at the indemnitee's cost and expense. If the indemnitor fails to promptly assume the defense of the claim, the Party entitled to indemnification may assume the defense at the indemnitor's cost and expense.

                 The indemnitor will not be responsible or liable for any settlement or compromise made without its consent, unless the indemnitee has tendered notice and the indemnitor has then refused to assume and defend the claim and it is later determined that the indemnitor was liable to assume and defend the claim. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

                                                                   CONFIDENTIAL


        (i) NEGLIGENCE. THE ORDINARY, BUT NOT GROSS, NEGLIGENCE OF ANY INDEMNITEE OR THE JOINT OR CONCURRENT ORDINARY, BUT NOT GROSS, NEGLIGENCE OF TWO OR MORE INDEMNITEES WILL NOT PRECLUDE SUCH INDEMNITEE(S) FROM RECEIVING THE BENEFITS OF INDEMNIFICATION UNDER THIS SECTION 12.1.

12.2    LIABILITY.

        (a) GENERAL LIMITATION. The liability of Sabre to Customer for all damages and other Losses arising out of or related to this Agreement for all claims, actions and causes of action of every kind and nature that arise or accrue during any calendar year, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct, tort or otherwise, will be limited to and will not exceed [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. Also, without increasing the aggregate amount described in the preceding sentence, with respect to the nonperformance or inadequate performance of any particular Service, the liability of Sabre to Customer for all damages and other Losses arising out of or related to this Agreement for all claims, actions and causes of action of every kind and nature that arise or accrue during any calendar year as a result of the nonperformance or inadequate performance of such particular Service, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct, tort or otherwise, will be limited to and will not exceed [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].
        (b)      [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

        (c) EXCEPTIONS TO LIMITATIONS. The limitations, waivers and disclaimers set forth in SECTIONS 12.2(a) and 12.2(b) do not apply to the liability of either Party resulting from: (i) that Party's nonperformance of its payment obligations to the other expressly set forth in this Agreement; (ii) that Party's breach of its obligations under SECTIONS 7.1 or 9.2(a); or
                 (iii) that Party's indemnification obligations under SECTION
                 12.1 in respect of Losses arising out of, under, or in connection with Third Party claims, actions or causes of action.

        (d) CONTRACTUAL STATUTE OF LIMITATIONS. No demand for mediation or arbitration or cause of action which arose out of an event or events which occurred more than two (2) years prior to the filing of a demand for mediation or arbitration or suit alleging a claim or cause of action may be asserted by either Party against the other.

        (e) INJUNCTIVE RELIEF. Each of the Parties acknowledges that, in the event a Party breaches its obligations under SECTIONS 4.1,
                 7.1 or 9.2(a), the non-breaching Party may be irreparably harmed. In such a circumstance, the non-breaching Party may proceed directly to court.

        (f) EXCLUSIVE AND NON-CUMULATIVE REMEDIES. The rights and remedies of a Party specified in this Agreement for any breach or event constitute the exclusive rights and remedies of a Party for that breach or event, except: (i) for injunctive relief to which Party is entitled as a matter of law or equity; and (ii) that exercising the right to terminate this Agreement entirely or with respect to a Category of Services, following a breach of this Agreement, does not constitute the exclusive remedy for the breach upon which such termination is based.

        (g) ACKNOWLEDGMENT. The Parties expressly acknowledge that the limitations, waivers, disclaimers and exclusions set forth in this SECTION 12.2 have been actively and completely negotiated by the Parties and represent the Parties' agreement taking into account each Party's level of risk associated with the performance or nonperformance of its obligations under this Agreement and the payments and other benefits to be derived by each Party pursuant to this Agreement.

                                                                   CONFIDENTIAL


                             ARTICLE XIII. INSURANCE

13.1 GENERAL. Each Party will have and maintain in force insurance coverage, including worker's compensation insurance and general liability insurance, adequate for it to perform its obligations under this Agreement.

13.2 RISK OF LOSS. Each Party will be responsible for risk of loss of, and damage to, any equipment, software or other materials in its possession or under its control.


                          ARTICLE XIV. MISCELLANEOUS

14.1 RIGHT TO ENGAGE IN OTHER ACTIVITIES. Customer acknowledges and agrees that Sabre and its Affiliates may provide data processing and other information technology services for Third Parties at any Sabre facility that Sabre uses to perform Services. Nothing in this Agreement will impair Sabre's right to acquire, license, market, distribute, develop for itself or others or have others develop for Sabre similar technology performing the same or similar functions as the technology and Services contemplated by this Agreement.

14.2 INDEPENDENT CONTRACTORS. The Parties are independent contractors, and this Agreement will not be construed as constituting either Party as partner, joint venturer or fiduciary of the other or to create any other form of legal association that would impose liability on one Party for the act or failure to act of the other or as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other. Except as otherwise expressly provided in this Agreement, each Party has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed all obligations to be performed by it pursuant to this Agreement.

14.3 ENTIRE AGREEMENT; SURVIVAL. This Agreement (including the Schedules attached hereto and all Work Orders and SLAs entered into by the Parties in connection herewith, each of which is incorporated into this Agreement by this reference) constitutes the full and complete statement of the agreement of the Parties with respect to the subject matter hereof and supersedes any previous agreements, understandings or communications, whether written or oral, relating to such subject matter. This Agreement does not supersede the other agreements being executed by the Parties contemporaneously with the execution of this Agreement, including the Sabre Access Agreement, Noncompetition Agreement, and Intellectual Property Agreement. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement will survive any termination or expiration of this Agreement and continue in full force and effect. Such provisions will include ARTICLE IV, SECTION 8.2,
        SECTION 9.1, SECTION 9.2, SECTION 10.7, SECTION 10.8, ARTICLE XII,
        ARTICLE XIV, and obligations to make payments that remain due and payable under this Agreement.

14.4 AMENDMENTS; WAIVER. Changes or modifications to this Agreement, Work Orders and SLAs may not be made orally, but only by a written amendment or revision signed by both Parties. Any terms and conditions varying from this Agreement on any order, invoice or other notification from either Party are not binding on the other unless specifically accepted in writing by the other. Unless otherwise expressly provided in this Agreement, a delay or omission by either Party to exercise any right or power under this Agreement will not be construed to be a waiver thereof. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof.

14.5 BINDING NATURE; ASSIGNMENT. This Agreement will be binding on the Parties and their successors and permitted assigns (it being understood and agreed that nothing contained in this Agreement is intended to confer upon any other Person any rights, benefits or remedies of any kind or character

                                                                   CONFIDENTIAL


        whatsoever under or by reason of this Agreement). Except as otherwise expressly provided in SECTION 6.3, neither Party may, nor will it have the power to, assign this Agreement, or any part hereof, without the prior written consent of the other, provided, that Sabre may assign its rights and delegate its duties and obligations without the prior written consent of Customer to any Subsidiary or Affiliate of Sabre as necessary in order for such Subsidiary or Affiliate to provide all or part of the Services. The Parties acknowledge that either Party might become a party to one or more transactions in the form of a merger, consolidation, reorganization, stock sale or exchange, sale of any substantial portion of such Party's assets or similar transaction. Any such transaction involving a Party (and whether or not it is the surviving entity) will be deemed to be an assignment of this Agreement by that Party requiring the consent of the other Party if in Sabre's reasonable opinion: (a) in the case of Sabre being involved in such a transaction, the transaction materially and adversely affects Sabre's ability to continue to perform the Services in accordance with this Agreement; or (b) in the case of Customer being involved in such a transaction, the transaction (i) causes a material increase in Sabre's costs to provide Services, unless the Parties have agreed in writing to an associated increase in Base Fees, (ii) impairs Sabre's ability to meet SLAs or SLA Standards, unless the Parties have agreed in writing to amendments thereto that remove such impairment, or (iii) impairs Customer's ability to meet its financial obligations hereunder.

14.6 THIRD PARTY BENEFICIARIES. Except as provided in this Agreement, this Agreement is entered into solely between, and may be enforced only by, Sabre and Customer, and this Agreement will not be deemed to create any rights in Third Parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such Third Parties.

14.7 DISPUTE RESOLUTION. All Disputes arising out of the transactions contemplated by this Agreement (including any Disputes governed but not resolved under the Contract Administration Process) will be resolved in accordance with the Dispute resolution procedures set forth in SCHEDULE 13.

14.8 EXPORT REGULATIONS. This Agreement is expressly made subject to any United States government Laws or other restrictions regarding export from the United States of computer hardware, software, technical data or derivatives of such hardware, software or technical data. Notwithstanding anything to the contrary in this Agreement, Customer will not directly or indirectly export (or re-export) any computer hardware, software, technical data or derivatives of such hardware, software or technical data, or permit the shipment of same: (a) into (or to a national or resident of) any country to which the United States has embargoed goods; (b) to anyone on the U.S. Treasury Department's List of Specially Designated Nationals, List of Specially Designated Terrorists or List of Specially Designated Narcotics Traffickers, or the U.S. Commerce Department's Denied Parties List; or
        (c) to any country or destination for which the United States government or a United States governmental agency requires an export license or other approval for export without first having obtained such license or other approval. Each Party will reasonably cooperate with the other and will provide to the other promptly upon request any end-user certificates, affidavits regarding re-export or other certificates or documents as are reasonably requested to obtain approvals, consents, licenses and/or permits required for any payment or any export or import of products or services under this Agreement.

14.9 APPROVALS AND SIMILAR ACTIONS. Except as otherwise expressly provided in this Agreement, where agreement, approval, acceptance, consent or similar action is required of either Party by any provision of this Agreement, such action will not be unreasonably withheld or delayed. An approval or consent given by a Party under this Agreement will not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor will it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

14.10 NOTICES. All notices under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or by a nationally recognized courier service, faxed, electronically mailed or mailed by registered or certified mail, return receipt requested, postage prepaid, to the

                                                                   CONFIDENTIAL


        Parties at the addresses set forth in SCHEDULE 14. All notices under this Agreement that are addressed as provided in this SECTION 14.10,
        (a) if delivered personally or by a nationally recognized courier service, will be deemed given upon delivery, (b) if delivered by facsimile or electronic mail, will be deemed given when confirmed and
        (c) if delivered by mail in the manner described above, will be deemed given on the fifth (5th) Business Day after the day it is deposited in a regular depository of the United States mail. Either Party from time to time may change its address or designee for notification purposes by giving the other Party notice of the new address or designee and the date upon which such change will become effective.

14.11   EXCUSED PERFORMANCE.

        (a)      CERTAIN EVENTS.

                 (i) If any of the items, events, conditions, acts or omissions described in clause (ii) below:

                          (A) causes, results in or contributes to any impairment of functionality or performance of any Service (or any component of IT systems operated by Sabre to perform Services): (1) Sabre will not be responsible or liable for such impairment and will be excused, to the extent of such impairment, from performing (x) impacted Measured Services in accordance with the SLAs and SLA Standards therefor until such impairment is cured or the Parties agree on revised SLAs and SLA Standards therefor and (y) impacted Services in accordance with the terms of this Agreement until such impairment is cured; (2) except in the instance of acts or omissions by Customer that constitute a breach of this Agreement, Sabre will use commercially reasonable efforts, at Customer's expense and as Variable Services, to mitigate such impairment; and (3) pursuant to the Contract Administration Process, Sabre and Customer will modify, amend or, in certain circumstances, terminate Services, SLAs, SLA Standards and other non-monetary obligations of the Parties, in each case as appropriate in light of such impairment; or

                          (B) causes, results in or contributes to a material increase in Sabre's cost to provide the Services, Sabre will reasonably determine the resulting increase in Base Fees.

                 (ii) The following items, events, conditions, acts or omissions are subject to this SECTION 14.11(a): (A) Customer's purchase or use of Third Party IT Services; (B) the failure of any equipment, products or services provided by Customer, including the Customer Assets; (C) performance, nonperformance or inadequate performance by any Third Party IT Service Provider; (D) unauthorized modifications, alterations, tampering, adjustment or repair of the Services, Applications or other components of the IT systems operated by Sabre to perform the Services caused by Customer or a Third Party permitted access to or use thereof by Customer; (E) the failure of any item to be Year 2000 Compliant (except for items warranted by Sabre in SECTION 8.1(c)); (F) changes made by Customer to Customer Assets, Customer's IT environment, or IT services performed by Customer, or Customer's refusal to implement changes to, replacements for or reallocations of Customer Assets, Customer's IT environment or IT services performed by Customer that are recommended by Sabre; (G) inaccuracies of Customer Data; (H) any failure or inability by Customer to obtain any Required Consent under this Agreement; or (I) any other act or omission by Customer, any Third Party that is a party to any agreement included within the

                                                                   CONFIDENTIAL


                          Customer Assets (when acting in that capacity) or any other Third Party over which Sabre has no reasonable control.

                 (iii) The rights of Sabre set forth in this SECTION 14.11(a) are in addition to, and not in limitation of, the rights afforded Sabre under SECTION 14.11(b).

        (b)      FORCE MAJEURE.

                 (i) Except for the obligations to make payments due hereunder, each Party will be relieved of its obligations under this Agreement to the extent that performance is delayed or prevented by a Force Majeure Event.

                 (ii) In such event the non-performing Party will be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay.

                 (iii) If any such Force Majeure Event substantially prevents, hinders, or delays performance of Services necessary for the performance of mission critical Customer functions for more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], then Customer, at its expense, may procure such Services from an alternate source until such time as Sabre is able to recommence performance of such Services.

                 (iv) If a Force Majeure Event that substantially prevents, hinders, or delays performance of Services necessary for the performance of mission critical Customer functions continues for [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], then either Party will have the right to terminate this Agreement upon notice to the other Party.

                 (v) The Party suspending or delaying performance will notify the other Party promptly upon learning of the occurrence of the Force Majeure Event.

14.12 PRESS RELEASES. All press releases, public announcements or similar public disclosure by either Party relating to this Agreement or its subject matter, including promotional or marketing material, will be coordinated with and approved by the other Party prior to release. Notwithstanding the foregoing: Sabre will have the right to make general references to Customer and the type of services being provided by Sabre to Customer under this Agreement in Sabre's promotional and marketing materials as well as in Sabre's presentations to prospects; and Customer will have the right to make general references to Sabre and the type of services provided by Sabre to Customer under this Agreement in Customer's promotional and marketing materials. This provision does not alter the restrictions on the disclosure of Confidential Information set forth in SECTION 9.2 and, subject to
        SECTION 9.2, will not be construed so as to delay or restrict either Party from disclosing any information required to be disclosed in order to comply with any applicable law, rule or regulation.

14.13 CONSTRUCTION RULES. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired, and such provision will be deemed to be restated to reflect the original intentions of the Parties as nearly as possible in accordance with applicable law. The Parties agree that this Agreement is an executory contract as contemplated by 11 U.S.C. Section
        365. In performing its obligations under this Agreement, neither Party will be required to undertake any activity that would conflict with the requirements of any applicable law, rule, regulation, interpretation, judgment, order or injunction of any Governmental Authority. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one instrument. The

                                                                   CONFIDENTIAL


        Parties acknowledge and agree that each has been represented by legal counsel of its choice throughout the negotiation and drafting of this Agreement, that each has participated in the drafting hereof and that this Agreement will not be construed in favor of or against either Party solely on the basis of a Party's drafting or participation in the drafting of any portion of this Agreement.

14.14 FURTHER ASSURANCES. The Parties will execute and deliver such other instruments and documents, and take such other actions, as either Party reasonably requests to evidence or effect the transactions contemplated by this Agreement.

14.15 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive Laws of the State of Texas, without giving effect to any choice-of-law rules that may require the application of the Laws of another jurisdiction.

                                                                   CONFIDENTIAL


IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the Effective Date.


TRAVELOCITY.COM LP                               SABRE INC.


By: TRAVELOCITY HOLDINGS, INC.,                  By: /s/ Jeffrey M. Jackson
       its general partner                          ---------------------------

                                                 Title: Sr. V.P. and CFO
                                                       ------------------------

By: /s/ Jeffrey M. Jackson                       Date: March 7, 2000
   ---------------------------------                  -------------------------

Title: Sr. V.P. and CFO
      ------------------------------

Date: March 7, 2000
     -------------------------------

                                                                    CONFIDENTIAL




                                LIST OF SCHEDULES



Schedule 2.1                             Desktop Services
Schedule 2.2                             Data and Voice Services
Schedule 2.3                             Web-hosting Services
Schedule 2.4                             Development Services
Schedule 3                               Exclusive Variable Services
Schedule 4                               Measured Services
Schedule 5                               Service Level Agreements
Schedule 6                               Performance Reports
Schedule 7                               Contract Administration Process
Schedule 8                               Fees
Schedule 9                               Development Services Budget
Schedule 10                              Sabre Software
Schedule 11                              Required Consents
Schedule 12                              Customer Assets
Schedule 13                              Dispute Resolution Procedures
Schedule 14                              Notices
Schedule 15                              Termination Assistance
Schedule 16                              Telecommunications Provisions











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                                                                    CONFIDENTIAL


                                   APPENDIX A
                                       TO
                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

                                     BETWEEN

                                   SABRE INC.

                                       AND

                              TRAVELOCITY.COM, L.P.

                                    GLOSSARY


1. RULES OF INTERPRETATION. The following rules of interpretation apply to the Agreement (and are by this reference incorporated into the Agreement):

         (a) the word "or" is not exclusive and the words "including" or "include" are not limiting;

         (b) the words "hereby," "herein," "hereof," "hereunder" or other words of similar meaning refer to the entire document in which it is contained;

         (c) a reference to any agreement or other contract includes permitted supplements, amendments and restatements;

         (d) a reference to a law includes any amendment or modification to such law and any rules or regulations promulgated thereunder or any law enacted in substitution or replacement therefor;

         (e) a reference to singular includes plural and vice-versa and each gender includes the other;

         (f) a reference to days, months, or years refers to calendar days, months, and years, unless Business Days are specified;

         (g) Article and Section headings and table of contents are only for reference and are not to be considered in interpreting the agreement;

         (h) a reference to an Article, Section, Appendix, Exhibit or Schedule which does not specify a particular document is to the relevant Article, Section Appendix, Exhibit or Schedule of the document containing the reference;

         (i) a reference to an Article includes all Sections and subsections contained in such Article, and a reference to a Section or subsection includes all Subsections of such Section or subsection;

         (j) if an ambiguity arises in an Article's, Section's or subsection's cross-reference to another Article, Section or subsection, the cross-referenced heading controls over the cross-referenced Article, Section or subsection number;

         (k) All terms not otherwise defined herein shall have the meaning commonly ascribed thereto in the information technology industry; and

         (l)      "$" refers to United States dollars.


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

                                                                    CONFIDENTIAL


2. DEFINITIONS. As used in the Agreement, the following terms will have the following meanings:

"ACCESS" means the enjoyment of physical and legal use and operation of a specific item of property in order for Sabre to perform the Services.

"ACCESS AGREEMENT" means that certain agreement allowing Customer to access the Sabre CRS and executed by the Parties as of the Effective Date.

"ACCESS LOCATIONS" means (to the extent that the description of Services specifies the facilities or locations from which Services may be Accessed) the Customer facilities and other locations specified in the description of Services, as the same may be changed from time to time in accordance with the Contract Administration Process.

"ACCOUNT MANAGERS" means the Sabre Account Manager and Customer Account
Manager.

"AFFILIATE" means, with respect to any Person at any time, any other Person that controls, is controlled by or is under common control with the first mentioned Person.

"AGREEMENT" means the Amended and Restated Information Technology Services Agreement between Sabre and Customer.

"ANTITRUST LAWS" means any Law which relates to unlawful restraints on trade and commerce, price discriminations, price fixing, monopolies or interference with competition.

"AUTHORIZATIONS" means any franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations required or useful in connection with the ownership or use of any Customer Asset.

"BASE FEE" means, for each calendar month, the amount that Customer is obligated to pay to Sabre pursuant to SCHEDULE 8 of the Agreement in connection with Base Services provided in that month.

"BASE SERVICES" means the Web Hosting Services, Data and Voice Services, Development Services and Desktop Services provided by Sabre under the Agreement.

"BUSINESS DAY" means usual days that the Parties conduct business.

"CATEGORY OF SERVICE" means each of the following major categories of the Base Services: Web Hosting Services, Data and Voice Services, Desktop Services, and Development Services.

"CHANGE" means: (a) any amendment, modification, addition or deletion proposed by any Party to the Agreement, any Work Order, any SLA, any Service, the Service Locations, the Access Locations or any Fees; (b) Customer's request that Sabre perform any Variable Service or that any Third Party provide any Non Exclusive Variable Service (including provision of Third Party Software or other technology); (c) any amendment, modification, addition or deletion proposed by Customer to any component of the IT systems operated by Sabre to perform the Services; (d) Customer's request to move its web hosting infrastructure, as described in Section 2.5(c); (e) Customer's request that Sabre perform any Optional Web Hosting Service; or (f) any amendment, modification, addition or deletion proposed by Customer to the type (as opposed to a change in the model only) of Customer Assets with respect to which Sabre provides Desktop Services or which constitute the web hosting infrastructure managed and operated by Sabre in providing Web Hosting Services; or (g) the inclusion of Preview Operations within the scope of Base Services.

"CIA" has the meaning given in SECTION 4.5(h).

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

                                                                    CONFIDENTIAL


"CONFIDENTIAL INFORMATION" means (i) all information identified by a Party as confidential to which the other Party has access in connection with the Services, whether before or after the Effective Date, (ii) the Agreement and the Parties' rights and obligations thereunder, (iii) in the case of Sabre, all Sabre IP, (iv) in the case of Customer, all Customer IP, and (v) the terms of this Agreement; but in all cases excluding information and Intellectual Property Rights independently developed by or on behalf of the recipient Party without use of or reference to the disclosing Party's Confidential Information.

"CONTRACT ADMINISTRATION PROCESS" means the process described in SCHEDULE 7 of the Agreement.

"CRS COMMUNICATIONS SYSTEMS" [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

"CRS DEVELOPMENT" means a development to or modification of the CRS Software, created using the Development Services.

"CRS SOFTWARE" [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

"CUSTOMER ACCOUNT MANAGER" means the individual, and any successor individual, who is a senior level individual within Customer's organization and who is designated in writing by Customer from time to time.

"CUSTOMER ASSETS" means all Owned Systems, Licensed Systems, Systems License Agreements, Owned Intellectual Property Rights, Third Party Intellectual Property Rights, Intellectual Property License Agreements, Third Party IT Services, Service Contracts, Equipment, Leased Equipment, Equipment Leases, Real Property, Leased Real Property, Real Property Leases, Authorizations, Other Contract Benefits, Other Contracts and Other Assets that are: (a) used by or for the benefit of Customer, or that are necessary, to perform or manage the Services, including without limitation the assets described in
SCHEDULE 12 of the Agreement, or (b) acquired by Customer after the Effective Date and the Access by Sabre of which is necessary for Sabre to perform Services.

"CUSTOMER DATA" means the following data, whether provided or produced before, on or after the Effective Date: (a) all information relating to Customer's business, financial condition or operations provided by Customer to Sabre in connection with the Services; (b) all data that is provided by or on behalf of Customer to Sabre in order for Sabre to perform the Services;
(c) all data that is produced in the Services using data described in clauses
(a) and (b); but in all cases excluding any Sabre IP.

"CUSTOMER DIRECT COMPETITOR" [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED

"CUSTOMER EMPLOYEE(S)" means all employees of Customer who are engaged in, or are related to, performing or managing the Services.

"CUSTOMER IP" means the Intellectual Property Rights of Customer, including all Customer Systems.

"CUSTOMER SYSTEMS" means the Owned Systems and the Licensed Systems.

"DATA CENTER" means any computer data processing facility operated by Sabre.

"DATA AND VOICE SERVICES" means the Services described in SCHEDULE 2.2.

"DESKTOP SERVICES" means the Services described in SCHEDULE 2.1.

"DEVELOPMENT RESOURCES" means the personnel resources (expressed as FTE's) used by Sabre in providing Development Services.

"DEVELOPED IP" means IP made by our Party, or jointly by the Parties, pursuant to this Agreement.

"DEVELOPMENT SERVICES" means the Services described in SCHEDULE 2.4.

                                                                    CONFIDENTIAL


"DEVELOPMENT SERVICES BUDGET" means a budget of Development Resources to be provided by Sabre during the twelve (12) calendar months specified in such budget, and a description of development projects which will be the subject of Development Services during such period, including whether a project is to be performed at Premium Rates.

"DISPUTE" means any dispute, claim or controversy of any kind or nature arising under or in connection with the Services, Agreement and any related agreements between any of the Parties (including disputes as to the Services, billing, or the creation, validity, interpretation, breach or termination of the Agreement).

"EFFECTIVE DATE" means March 7, 2000, at the time on such date immediately after giving effect to the consummation of the transactions described in the Bill of Contribution, Assignment and Assumption Agreement, dated March 7, 2000, between Sabre Inc. and Travelocity.com LP.

"EMPLOYEE BENEFIT LAW" means any Law that relates to Employee Benefit Plans or the payment of salary, wages or commissions.

"ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health, safety or the environment (including ambient air, surface or subsurface water, land surface or subsurface strata).

"EQUIPMENT" means all equipment owned by Customer on or after the Effective
Date.

"EQUIPMENT LEASES" means all leases of Leased Equipment to which Customer is a party that are effective on, or entered into after, the Effective Date.

"EXCLUSIVE VARIABLE SERVICES" means the Exclusive Variable Services described in SCHEDULE 3 of the Agreement.

"FEES" means all fees, Fees, expenses and other amounts payable by Customer to or at the direction of Sabre under or in connection with the Agreement.

"FTE" means a full time equivalent person, computed on the basis of an average of 1,777 working days in a calendar year.

"FORCE MAJEURE EVENT" means any cause beyond a Party's reasonable control, including but not limited to failures attributable to any action or failure to act of any Governmental Authority; or as the result of strikes, lockouts or other labor difficulties; riot, insurrection, protest, security breaches or other hostilities; boycott, embargo, blockade, fuel or energy shortages; fire, flood, cyclone, earthquake or other natural disasters; or acts of God or other supreme beings; wrecks, transportation delays or telecommunication, electrical or other utility system limitations or outages; or the inability to obtain necessary labor, materials, or utilities from usual sources.

"GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, province, territory, city, town, municipality, county, local or other political subdivision thereof or thereto, any quasi-governmental authority, and any court, tribunal, arbitral body, department, commission, board, bureau, agency, instrumentality thereof or thereto or otherwise which exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"HAZARDOUS MATERIAL" means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law.

"INTELLECTUAL PROPERTY AGREEMENT" means the Intellectual Property Agreement between Sabre and Customer of even date herewith.

                                                                    CONFIDENTIAL


"INTELLECTUAL PROPERTY LICENSE AGREEMENTS" means all license agreements for Third Party Intellectual Property Rights to which Customer is a party that are effective on, or entered into after, the Effective Date.

"INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property rights, including (i) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, Trade Secret, Confidential Information, know-how, process, technology, development tool, ideas, concepts, design right, moral right, data base right, methodology, algorithm or invention, (ii) any right to use or exploit any of the foregoing, and (iii) any other proprietary right or intangible asset (including Software).

"IT" means information technology.

"JOINT DEVELOPMENT AGREEMENT" has the meaning given in SECTION 4.4(b).

"JOINT INTEREST IP" means IP made jointly by the Parties pursuant to a joint development or funding agreement between the Parties, as contemplated by
SECTION 2.8(b).

"LAWS" means any applicable code, statute, law (including common law), ordinance, regulation, order, directive, rule or requirement of any Governmental Authority, including Environmental Laws, Antitrust Laws and Employee Benefit Laws.

"LEASED EQUIPMENT" means all Equipment leased by Customer pursuant to Equipment Leases.

"LEASED REAL PROPERTY" means all real property leased by Customer pursuant to Real Property Leases.

"LIABILITIES" means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damages, deficiency, assessment, cost, expense, obligation, disgorgement or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

"LICENSED SYSTEMS" means all Software systems and/or components thereof (including applications and operating systems) licensed to Customer by Third Parties pursuant to Systems License Agreements.

"LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any Asset.

"LOSSES" means all Liabilities, judgments, claims, settlements, losses, damages, fees, Liens, Taxes, penalties, obligations and expenses (including reasonable attorneys' fees).

"MARKET RATE" means, for a particular type of Service, the market rate charged by Sabre for such type of Service, as reasonably determined by Sabre. Market Rates for Development Services will be comparable to those charged to future contractual customers of Sabre. With respect to Standard IP developed by Customer for Sabre pursuant to SECTION 2.8(a), "Market Rate" means the Market Rate that would have been charged by Sabre for a similar development service.

"MATERIAL BREACH" means:

         (a) The occurrence or existence of any of the following events, circumstances or conditions will constitute, and be deemed to constitute, a Material Breach by Sabre:

                  (i) a material failure or a series of material failures by Sabre to meet SLA Standards, which failure or series of failures has a material adverse effect on

                                                                    CONFIDENTIAL


                           Customer, unless Sabre cures such failures [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of receiving notice thereof;

                  (ii) Sabre breaches SECTION 9.2(a) of the Agreement, such breach has a material adverse affect on Customer, and such breach is not cured [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Sabre's receiving notice thereof;

                  (iii)    Sabre breaches the anti-assignment provisions of
                           SECTION 14.5 of the Agreement;

                  (iv) Sabre becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, bankruptcy, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, provided that no such Material Breach will be deemed to have occurred if the events of this paragraph are involuntary and such state of events no longer exists [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the original occurrence thereof; or

                  (v) a material failure or a series of material failures by Sabre to perform its Development Services obligations, which failure or series of failures has a material adverse effect on Customer, unless Sabre cures such failures [TEXT OMITTED CONFIDENTIAL TREATMENT REQUESTED] of receiving notice thereof.

         (b) The occurrence or existence of any of the following events, circumstances or conditions, will constitute, and be deemed to constitute, a Material Breach by Customer:

                  (i) Customer defaults in the payment when due of any undisputed amount [TEXT OMITTED CONFIDENTIAL TREATMENT REQUESTED] properly due to Sabre pursuant to the Agreement and such default is not cured [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Customer's receiving notice thereof;

                  (ii) Customer breaches its obligations under ARTICLE II of the Agreement to obtain all of its requirements for Base and Exclusive Variable Services from Sabre and such breach is not cured [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Customer's receiving notice thereof;

                  (iii) Customer breaches SECTION 9.2(a) of the Agreement, such breach has a material adverse affect upon Sabre, and such breach is not cured [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Customer's receiving notice thereof;

                  (iv)     Customer breaches the anti-assignment provisions of
                           SECTION 14.5 of the Agreement; or

                  (v) Customer becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, bankruptcy, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, provided that no such Material Breach shall be deemed to have occurred if the events of this paragraph are involuntary and such state of events

                                                                    CONFIDENTIAL


                           no longer exists [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the original occurrence thereof.

"MEASURED SERVICES" means those Services listed in SCHEDULE 4 of the Agreement.

"MIGRATION COMPLETION DATE" shall mean, for any Category of Service which Customer elects to have Sabre provide with respect to the Preview Operations, the date upon which the migration contemplated by the applicable Migration Plan shall have been completed, and Sabre shall have begun performing the selected Base Services on a regular basis with respect to the Preview Operations.

"MIGRATION PERIOD" means the period during which Migration Services are to be performed, and concluding on the Migration Completion Date.

"MIGRATION PLAN" means a written plan which shall describe the tasks to be performed by Sabre, Customer, and any Third Party IT Service Provider of Customer with respect to the Preview Operations, in connection with the migration of the selected Category of Services to Sabre under SECTION 2.3.

"MIGRATION SERVICES" means services to be provided by Sabre pursuant to a Migration Plan.

"NON-EXCLUSIVE VARIABLE SERVICES" means IT services other than Base Services or Exclusive Variable Services.

"OPTIONAL WEB HOSTING SERVICES" are described in SCHEDULE 3.

"OTHER ASSETS" means all assets, to which Customer has rights on or after the Effective Date, other than Owned Systems, Licensed Systems, Systems License Agreements, Owned Intellectual Property Rights, Third Party Intellectual Property Rights, Intellectual Property License Agreements, Third Party IT Services, Service Contracts, Equipment, Leased Equipment, Equipment Leases, Real Property, Leased Real Property, Real Property Leases, Authorizations, Other Contract Benefits and Other Contracts.

"OTHER CONTRACT BENEFITS" means all benefits, entitlements, rights and interests of Customer arising under or in connection with the Other Contracts.

"OTHER CONTRACTS" means all contracts in effect on, or entered into after, the Effective Date to which Customer is a party, other than Systems License Agreements, Intellectual Property License Agreements, Service Contracts, Equipment Leases, Real Property Leases and Authorizations.

"OWNED INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights owned by Customer on or after the Effective Date.

"OWNED SYSTEMS" means all Software systems and/or components thereof (including applications and operating systems) owned by Customer on or after the Effective Date.

"PARTY" means each of the signatories to the Agreement and their successors and assigns as permitted by the Agreement.

"PERSON" means an individual, corporation, limited liability company, partnership, trust, association, joint venture, unincorporated organization or entity of any kind or nature, or a Governmental Authority.

"PREMIUM IP" means IP made solely by one Party pursuant to this Agreement and paid for by the other Party at Premium Rates.

"PREMIUM RATES " means, for Development Services, the "Premium Rate" provided in SCHEDULE 2.8. With respect to Premium IP developed by Customer for Sabre pursuant to SECTION 2.8(a), [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

                                                                    CONFIDENTIAL

"PREVIEW " means Preview Travel, Inc., a Delaware corporation.

"PREVIEW OPERATIONS" means the web hosting and network, and operations of Preview which support Preview's online travel services business.

"QUARTER" means each three-calendar-month period ending during the term of this Agreement.

"QUARTERLY AMOUNT" is described in SCHEDULE 8.

"REAL PROPERTY" means all real property owned by Customer on or after the Effective Date.

"REAL PROPERTY LEASES" means all leases for Leased Real Property to which Customer is a party and that are effective on, or entered into after, the Effective Date.

"REQUIRED CONSENTS" means those authorizations, consents, orders and approvals of Persons necessary or appropriate (a) for the execution and delivery of the Agreement, (b) to effectuate or permit the sale, transfer, assignment, lease, sublease, license, sublicense or provision of access to any Customer Assets, (c) for performance by Sabre of the Services or (d) to otherwise consummate or effectuate the transactions contemplated by the Agreement.

"SABRE ACCOUNT MANAGER" means an individual, and any successor individual, so designated in writing by Sabre from time to time.

"SABRE CRS" means a system providing any of the following products or services, using CRS Software and CRS Communications Systems: (a) publication and distribution of consumer travel-related information from computerized data bases; (b) processing of passenger travel-related reservations and transactions; (c) marketing and sales of passenger travel-related products and services and related electronic transactions; or (d) publication and distribution of passenger travel-related documents (including tickets).

"SABRE DIRECT COMPETITOR [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

"SABRE GROUP" means, severally and collectively, Sabre and any Subsidiary of Sabre that Sabre designates in writing as being a member of the Sabre Group.

"SABRE IP" means Intellectual Property Rights of Sabre, including all Sabre Software.

"SABRE SOFTWARE" means all Software which is owned or developed by Sabre, or in which Sabre otherwise holds Intellectual Property Rights.

"SERVICES" means the Base Services, Variable Services and Termination Assistance Services performed by Sabre under the Agreement.

"SERVICE CONTRACTS" means all agreements, contracts or other arrangements effective on, or entered into after, the Effective Date to which Customer is a party and pursuant to which Third Party IT Service Providers provide Third Party IT Services to Customer.

"SERVICE LOCATIONS" means the following locations at or for which SABRE provides Base Services: [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

"SLA" OR "SERVICE LEVEL AGREEMENT" means each of the written statements of performance levels for Measured Services that are described in SCHEDULE 5.

"SLA STANDARD" means the acceptable level of performance for a Measured Service specified in the applicable SLA.

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

                                                                    CONFIDENTIAL


"SOFTWARE" or "software" means any computer programming code consisting of instructions or statements in a form readable by individuals (source code) or machines (object code), and documentation and supporting materials therefor, in any form or medium, including electronic media.

"STANDARD IP" means IP made solely by one Party pursuant to this Agreement and paid for by the other Party at Market Rates.

"SUBSIDIARY" means, as to any Person, any other Person of which more than fifty percent (50%) (in number of votes) of the issued and outstanding securities having ordinary voting power for the election of at least a majority of the directors is owned or controlled, directly or indirectly, by that Person.

"SYSTEM LICENSE AGREEMENTS" means all license agreements for Licensed Systems to which Customer is a party and that are effective on, or entered into after, the Effective Date.

"TAX RETURNS" means all tax returns, reports, statements and other similar filings with respect to any Taxes.

"TAXES" means any present or future taxes (including taxes denominated as income taxes, franchise taxes, corporation taxes, withholding taxes, gross receipts taxes, excise taxes (including federal excise taxes), doing business taxes, capital taxes, net worth taxes, asset taxes, social security or social contribution taxes, stamp taxes, transaction taxes, transfer taxes, telecommunications taxes and assessments, exchange taxes, documentary taxes, sales taxes, use taxes, or value added taxes), levies, imposts, duties, fees, assessments or other Fees, and all interest, penalties or similar liabilities with respect thereto, of whatever nature now or hereafter imposed by any jurisdiction or any Governmental Authority.

"TERM" means the initial term and each renewal period of the Agreement, which is subject to expiration in accordance under SECTION 11.1 thereof, or earlier termination in accordance with SECTION 11.2 or 14.12 thereof.

"TERMINATION ASSISTANCE PERIOD" has the meaning given in SECTION 11.3(c).

"TERMINATION ASSISTANCE PLAN" means a plan to govern the migration/conversion from Services to IT services, software and other resources to be provided by Customer or a successor Third Party IT Service Provider. The Termination Assistance Plan is a Work Order the production of which will be governed by the Contract Administration Process.

"TERMINATION ASSISTANCE SERVICES" means the Services determined by the Parties pursuant to the Contract Administration Process consistent with the principles outlined in SCHEDULE 15 of the Agreement, and to be provided pursuant to the Termination Assistance Plan.

"THIRD PARTY" means a Person excluding any Party or, with respect to Sabre, another member of the Sabre Group.

"THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights licensed to Customer from Third Parties pursuant to Intellectual Property License Agreements.

"THIRD PARTY IT SERVICE PROVIDERS" means all Third Parties that provide IT services to Customer pursuant to Service Contracts.

"THIRD PARTY IT SERVICES" means all IT services provided to Customer pursuant to Service Contracts.

"THIRD PARTY SOFTWARE" means any Software owned by or licensed from a Third Party vendor.

"TRADE SECRETS" means information related to a Person (a) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other Persons who can obtain

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economic value from its disclosure or use, and (b) which is the subject of efforts by said Person that are reasonable under the circumstances to maintain its secrecy.

"TULSA DATA CENTER" means the existing underground computer data processing facility operated by Sabre in Tulsa, Oklahoma; provided that Sabre may elect to use another principal data center of Sabre so long as such use does not materially and adversely affect the Services or increase the Fees to Customer.

"VARIABLE FEE" means, for each calendar month, the amount that Customer is obligated to pay to Sabre pursuant to SCHEDULE 8 of the Agreement in connection with Variable Services provided in that month.

"VARIABLE SERVICES" means the Exclusive Variable Services and Non Exclusive Variable Services performed by Sabre.

"WEB HOSTING SERVICES" means the Services described in SCHEDULE 2.3.

"WORK ORDER" means an agreement or other document signed by the Parties pursuant to the Contract Administration Process to describe Services or to implement an approved Request.

"YEAR 2000 COMPLIANT" means that the software program or computer system (a) will operate and produce data before, on or after January 1, 2000 (including taking into effect that such year is a leap year), accurately and without delay, interruption or error relating to the fact that the time at which and the date on which such items are operating is on or after 12:00 a.m. on January 1, 2000; or (b) will accept, calculate, process, maintain, write and output, accurately and without delay, interruption, or error any function referencing a time or date on or after 12:00 a.m. January 1, 2000 or both, whether before, on or after 12:00 a.m. on January 1, 2000, and any time period determined or to be determined based on any such times or date, or both.

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                         SCHEDULE 2.1: DESKTOP SERVICES

Desktop Services refers to the Desktop LAN Services described below. Other hardware, software and devices may be added to the Standard Desktop Environment as a Change governed by the Contract Administration Process.

1.       DESKTOP LAN MANAGEMENT.

-     Sabre will monitor LAN availability and security.
-     Sabre will provide LAN configuration management.
-     Sabre will provide fix/break support for the Desktop LAN.
- Sabre will perform on-site technical troubleshooting and problem resolution at Service Locations.

2. EXCLUSIONS. The following services are not considered Desktop Services, and are Customer's responsibility, but can be provided by Sabre as Non-Exclusive Variable Services:

         a.       FACILITY ENGINEERING.

                  - Consulting related to the design of TI rooms and wiring closets, and power systems supporting computer workstations and information systems, including dimensions, materials, room layout, and design/location of communication equipment racks/rails.
                  - Consulting on TI room mechanical requirements, including air conditioning, ventilation and fire suppression systems.
                  - Consulting on TI room electrical requirements, including UPS, surge suppression, emergency generators, voltage regulators, transformers, panelboards, branch circuitry, receptacles, grounding, lighting, and alarm systems.
                  - Consulting on the routing of cabling through conduit, and cable tray and conduit sizing.

         b. PHYSICAL SITE PREPARATION. All work related to preparing and maintaining floors, walls, ceilings, counters, cubicles and similar facilities.

         c. ADDRESS PROBLEMS. Resolving address problems which occur as a direct result of an end user using devices not included in the Standard Desktop Environment.

         d. NON-STANDARD SUPPORT. Supporting hardware, software and other devices not included in the Standard Desktop Environment or not certified through Sabre's Integration Lab, and supporting trouble calls arising from Customer attaching or loading hardware, software or other devices to the LAN that are not included in the Standard Desktop Environment.

         e. CUSTOMER MOVES, ADDS, INSTALLS OR CHANGES. Customer moving, installing, changing or de-installing its own devices and contacting Sabre for the connection or to correct improper work.

         f. NEW TECHNOLOGIES. Consulting related to assessing new technologies.

         g. BACKUP SERVICES. Backing up, restoring and reloading Customer files and infrastructure fileservers where an appropriate backup solution has been acquired by Customer.


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                      SCHEDULE 2.2: DATA AND VOICE SERVICES


Data and Voice Services refers to the following services:

1.       DATA SERVICES.

         a. DATA NETWORK SERVICES. Sabre will arrange for and manage the following Third Party data network services:

                  - X.25/SDLC/ACL/SDN Service. Low-speed connections providing data communication service between any two locations in which Sabre's Third Party vendors have a presence. Customer can request Sabre to arrange for remote areas to be covered using Third Party satellite services.

                  - Frame Relay Service. High-speed direct access to the packet switched data network and bandwidth management providing "bandwidth on demand" and "bursty traffic requirements" capabilities by use of a high bandwidth path, called a Permanent Virtual Circuit ("PVC"), between two networks. Customer shall subscribe to an allocated level of bandwidth over the PVC, called the Committed Information Rate ("CIR"), to obtain throughput at a certain speed.

                  - Circuit, Data Port and Router Installation. Sabre will validate order information, oversee the installation services provided by Third Parties, and initiate and manage problem resolution on behalf of Customer with such Third Party providers. Sabre will also provide on-site support for installations at the Service Locations utilizing Sabre personnel or Third Party vendors. Customer remains responsible for ensuring that Customer's facilities can accommodate any such installations.

         b. ROUTER SERVICE. Sabre will arrange for and manage routers. Sabre will arrange for an manage router hardware and software as part of this managed service. Sabre will arrange for and manage router hardware and software maintenance services provided by Third Party vendors selected by Sabre. The Account Managers shall determine the level of maintenance support provided by such Third Party vendors at the various Service Locations by selecting among the following three levels of service:

                  - Monday through Friday, 9 a.m. to 5 p.m., with a [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] response time;

                  - 7x24, with a [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] response time; and

                  - 7x24, with a [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] response time.

                  All of the foregoing levels of maintenance include parts, labor and travel expenses. Sabre will arrange for hardware and software upgrades for technology refreshes that are performed at Sabre's discretion. A technology refresh is the process of upgrading router hardware or software components to install the next generation or version of the existing resource. From time to time Customer may request changes in the technology configuration utilized by Sabre, provided Customer is responsible for all costs and expenses incurred by Sabre in implementing such changes. A technology change is the process of altering the configuration of router hardware or software components (e.g. introducing high capacity routers to accommodate additional Customer requirements).


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         c.       LOCAL CHANNEL DIAL BACKUP SERVICE. Sabre will arrange for
                  Third Party vendors to provide dial backup services enabling network redundancy and recovery capability. This service provides service protection from the digital service unit to the network frame relay port at any Service Location with a Sabre-provided data port. The service bypasses the local circuit in the event of failure and connects via analog or ISDN service from the digital service unit to the frame relay provider's local point of presence. The service automatically executes dial back-up on detection of local channel failure and disconnects when service is again recognized.

         d. MANAGEMENT SERVICES. In managing the data network services described in paragraph 1 of this SCHEDULE 2.2, Sabre will provide the following administrative services:

                  - NETWORK DESIGN. Sabre will define data parameters, perform a customer needs analysis, provide a cost analysis and deliver a solution recommendation. Sabre will create the network design and specifications package and will oversee those Third Parties that implement the agreed solution.

                  - ENGINEERING. Sabre will provide traffic engineering and network capacity planning to maximize circuit usage, assess host connectivity, and install technologies that the parties determine best meets Customer's specific usage requirements. Such technologies include, without limitation, ALC, X.25, Frame Relay, and TCP/IP.

                  - NEW COMPONENT TESTING. Sabre will test new network components before adding them to the existing network.

                  - APPLICATIONS SUPPORT. Sabre will provide consulting support on customer applications to provide for compatible interface and transmission protocols with the wide area network.

                  - NETWORK OPERATIONS CENTER. Sabre will monitor the reliability of Third Party service providers.

                  - HELP DESK. Sabre will provide a 7x24 help desk for coordinating problem resolution services. Customer's service representative will initiate such services by contacting the help desk to log details associated with the problem. If Sabre determines the problem relates to products or services provided by Sabre, the help desk representative will refer the problem to Sabre's designated subject matter expert ("SME") for resolution. If Sabre determines the problem relates to products or services provided by Third Party vendors and arranged for by Sabre, Sabre will request the appropriate Third Party vendor to resolve the problem. A Sabre representative will work with such Third Party vendor to monitor problem resolution and follow-up with Customer to close out open logged problems.

                  - PLANNING. Sabre will analyze and communicate to Customer changes in related technology, marketplaces, and regulatory treatments.

                  - CONTRACT ADMINISTRATION. Sabre will provide contract administration services related to those contracts with Third Party service providers, including tariff analysis, contract management, and interfacing with vendors to resolve performance or other contractual issues on behalf of Customer.

                  - AUDITING SERVICES. Sabre will review invoices submitted by Third Party service providers to assess the accuracy of such invoices.


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                  -   CUSTOMER REPORTS. Sabre will provide billing, volume,
                      usage trends and analysis reports describing Customer's utilization of its data network.

                  - EVALUATION OF NEW TECHNOLOGY. Sabre will research new and emerging telecommunications technology features and enhancements that may provide cost reductions while improving overall service capabilities.

                  - IP ADDRESS MANAGEMENT. Sabre will manage Customer's IP addresses.

         e. ON-SITE SUPPORT. Sabre can send personnel at the request of Customer to provide on-site support for problem management or resolution, as applicable, provided Customer is responsible for paying or reimbursing Sabre for all costs and expenses related to sending personnel to such sites.


2.       REMOTE CONNECTIVITY.

         a. MANAGED DIAL SERVICES. Sabre will arrange for and manage Third Party remote dial services allowing Customer to remote access its LAN infrastructure without requiring a dedicated communications line by using point to point protocol to provide remote access to Internet protocol hosts. ISDN may be available to Customer if ISDN services are offered by the Third Party provider in the area from which the user attempts to remote access the network.

         b. MANAGEMENT SERVICES. In managing the managed dial services described in paragraph 2(a) of this SCHEDULE 2.2, Sabre will provide the following administrative services:

                  - ENGINEERING. Sabre will provide traffic engineering and network capacity planning to maximize circuit usage, assess host connectivity, and install technologies that the parties determine best meets Customer's specific usage requirements. Such technologies include, without limitation, X.28 dial, PPP, TCP/IP, and VPN.

                  - PROVISIONING. Sabre will set up and monitor Customer user accounts, as well as order, oversee delivery of and test the managed dial services.

                  - APPLICATIONS SUPPORT. Sabre will provide consulting support on customer applications to provide for compatible interface and transmission protocols with the network.

                  - NETWORK OPERATIONS CENTER. Sabre will monitor the reliability of Third Party service providers.

                  - HELP DESK. Sabre will provide a 7x24 help desk for coordinating problem resolution services. Customer's service representative will initiate such services by contacting the help desk to log details associated with the problem. If Sabre determines the problem relates to products or services provided by Sabre, the help desk representative will refer the problem to Sabre's designated subject matter expert ("SME") for resolution. If Sabre determines the problem relates to products or services provided by Third Party vendors and arranged for by Sabre, Sabre will request the appropriate Third Party vendor to resolve the problem. A Sabre representative will work with such Third Party vendor to monitor problem resolution and follow-up with Customer to close out open logged problems.

                  - PLANNING. Sabre will analyze and communicate to Customer changes in related technology, marketplaces, and regulatory treatments.


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                  -   AUDITING SERVICES. Sabre will review invoices submitted by
                      Third Party service providers to assess the accuracy of such invoices.

                  - CUSTOMER REPORTS. Sabre will provide billing, volume, usage trends and analysis reports describing Customer's utilization of the managed dial services.

                  - EVALUATION OF NEW TECHNOLOGY. Sabre will research new and emerging telecommunications technology features and enhancements that may provide cost reductions while improving overall service capabilities.

                  - USER MANUALS. Sabre will develop and coordinate distribution of user manuals.

3.       VOICE SERVICES.

         a. VOICE NETWORK SERVICES. Sabre will arrange for and manage Customer's voice network for inbound and outbound calls across multi-vendor networks. Such Third Party provided services include inbound 800 services, outbound long distance services, and calling card services, and related provisioning, engineering, consulting, operation and management services.

         b. MANAGEMENT SERVICES. In managing the voice services described in paragraph 3 of this SCHEDULE 2.2, Sabre will provide the following administrative services:

                  - ENGINEERING. Sabre will provide traffic engineering and network capacity planning to maximize circuit usage. Sabre will manage the traffic across all network trunks including trunk analysis and optimization, traffic routing based on Customer's requirement profiles including, without limitation, time of day routing, geographical routing or traffic load routing based on the volume of traffic at any given time.

                  - PROVISIONING. Sabre will order, oversee delivery of and test the voice services.

                  - NETWORK OPERATIONS CENTER. Sabre will monitor the reliability of Third Party service providers.

                  - HELP DESK. Sabre will provide a 7x24 help desk for coordinating problem resolution services. Sabre will take calls into the help desk between the hours of 8 am to 5 pm and then via pager after hours. Customer's service representative will initiate such services by contacting the help desk to log details associated with the problem. If Sabre determines the problem relates to products or services provided by Sabre, the help desk representative will refer the problem to Sabre's designated subject matter expert ("SME") for resolution. If Sabre determines the problem relates to products or services provided by Third Party vendors and arranged for by Sabre, Sabre will request the appropriate Third Party vendor to resolve the problem. A Sabre representative will work with such Third Party vendor to monitor problem resolution and follow-up with Customer to close out open logged problems.

                  - PLANNING. Sabre will analyze and communicate to Customer changes in related technology, marketplaces, and regulatory treatments.

                  - CONTRACT ADMINISTRATION. Sabre will provide contract administration services related to those contracts with Third Party service providers, including tariff analysis, contract management, and interfacing with vendors to resolve performance or other contractual issues on behalf of Customer.


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                                                                    CONFIDENTIAL


                  - AUDITING SERVICES. Sabre will review invoices submitted by Third Party service providers to assess the accuracy of such invoices.

                  - CUSTOMER REPORTS. Sabre will provide billing, volume, usage trends and analysis reports describing Customer's utilization of the voice services.

                  - EVALUATION OF NEW TECHNOLOGY. Sabre will research new and emerging telecommunications technology features and enhancements that may provide cost reductions while improving overall service capabilities.

                  - AUTHORIZATION CODE MANAGEMENT. Sabre will manage long distance dialing codes to monitor and track abuse of long distance voice services by Customer's employees.

4.       VOICEMAIL.

         a. VOICE MESSAGING SERVICES. Sabre will arrange for and manage voice messaging services that include message storage and retrieval, network messaging, dial-by-name capabilities, and creation and deletion of voice mailbox for users. Sabre may, at Sabre's sole discretion, later outsource the voice messaging services to a Third Party provider. Customer may select among the classes of service indicated below. Customer will make such selection according to its requirements for each Customer employee and at the time it adds a mailbox. Customer may then change the selection it made at any time following the month in which Customer initiated the service.

                  - Service Level 1 - Voice Box: [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] messages retained for up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] days

                  - Service Level 2 - Message Lite: Adds more memory and outcall/pager in addition to voice box.

                  - Service Level 3 - Answer Box: Adds telephone answering in addition to voice box and message lite.

                  - Service Level 4 - Remote Box: Adds remote answering in addition to voice box, message lite and answer box.

                  - Service Level 6 - Advanced: Adds additional memory in addition to voice box, message lite, answer box and remote box.

                  - Service Level 7 - Advanced Custom: Unlimited message retention in addition to voice box, message lite, answer box, remote box and advanced.

         b. MANAGEMENT SERVICES. In providing the voice messaging services described in paragraph 4 of this SCHEDULE 2.2, Sabre will also provide the following administrative services:

                  - ENGINEERING. Sabre will provide traffic engineering and capacity planning to maximize circuit usage. Voice mail engineers will ensure that the Voice Mail systems integrate with the premise switch and the traffic to the voicemail system is received over optimized trunks so that voicemail does not give a busy signal to the Customer.

                  - PROVISIONING. Sabre will set up and maintain Customer user accounts, as well as order, deliver and test the voice messaging services.

                  - OPERATIONS. Sabre will monitor the reliability of Third Party service providers.

                  - HELP DESK. Sabre will provide a 7x24 help desk for coordinating problem resolution services. Sabre will take calls into the help desk between the hours of 8 am to 5 pm


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                                                                    CONFIDENTIAL


                      and then via pager after hours. Customer's service representative will initiate such services by contacting the help desk to log details associated with the problem. If Sabre determines the problem relates to products or services provided by Sabre, the help desk representative will refer the problem to Sabre's designated subject matter expert ("SME") for resolution. If Sabre determines the problem relates to products or services provided by Third Party vendors and arranged for by Sabre, Sabre will request the appropriate Third Party vendor to resolve the problem. A Sabre representative will work with such Third Party vendor to monitor problem resolution and follow-up with Customer to close out open logged problems.

                  - PLANNING. Sabre will analyze and communicate to Customer changes in related technology, marketplaces, and regulatory treatments.

                  - CUSTOMER REPORTS. Sabre will provide billing, volume, usage trends and analysis reports describing Customer's utilization of the managed dial services.

                  - EVALUATION OF NEW TECHNOLOGY. Sabre will research new and emerging telecommunications technology features and enhancements that may provide cost reductions while improving overall service capabilities.

                  - USER TRAINING AND MANUALS. Sabre will provide user training classes at the Service Locations and will develop and coordinate distribution of user manuals.

5. CAMPUS TELEPHONE. Sabre will manage campus telephone lines and manage, plan, design and engineer the infrastructure of telephone systems at the Service Locations. Telephone lines managed by Sabre include Private Branch Exchanges (PBX), Centrex Service and Automatic Call Distributors (ACD's), and large telephone key systems for large business applications. Sabre will recommend telephone system modifications based on changing Customer requirements and negotiate service contracts such as rate stabilization contracts, maintenance contracts and local trunking contracts with Third Party providers. Sabre provides for the Install/Move/Add/Change ("IMAC") activity for Customer.

         a. Add: Any activity related to adding a new device. An add will increase the count of the inventory database.

         b. Change: Changing a device configuration or peripheral component. Includes installing, deinstalling, or changing software on the device. This activity does not alter the number of devices on the inventory database.

         c. Move: Relocation of an existing device. Equipment-funding document is not required. A move will not alter the number of devices on the inventory database.

         Sabre will provide a 7x24 help desk for coordinating problem resolution services. Sabre will take calls into the help desk between the hours of 8 am to 5 pm and then via pager after hours. Customer's service representative will initiate such services by contacting the help desk to log details associated with the problem. If Sabre determines the problem relates to products or services provided by Sabre, the help desk representative will refer the problem to Sabre's designated subject matter expert ("SME") for resolution. If Sabre determines the problem relates to products or services provided by Third Party vendors and arranged for by Sabre, Sabre will request the appropriate Third Party vendor to resolve the problem. A Sabre representative will work with such Third Party vendor to monitor problem resolution and follow-up with Customer to close out open logged problems.

6.       INTERNET ACCESS.


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         a.       HOST LINK. Sabre will arrange for a Third Party Internet
                  service provider to provide a host link enabling Customer's employees to access standard business oriented Internet information services on the World Wide Web at the following Customer sites: Centreport I, Centreport II, Centreport IV, Centreport V, Trinity and Solana. Users are able to browse the World Wide Web and utilize those resources of the Internet permitted under Customer's Internet usage policies. Internet access is integrated into the user's desktop and allows seamless access to both the corporate Intranet sites and to Internet sites. Netscape Communicator 4.5 will be provided to Customer. Setup instructions for Microsoft Internet Explorer will be made available if Customer does not desire to use Netscape Communicator 4.5.

         b.       SCOPE OF SERVICES.

                  -   HTTP Proxy - Browser access to the World Wide Web
                  -   Telnet Proxy - Command Line Telnet
                  - FTP Proxy - File Transfer Protocol for uploading or downloading files
                  -   Newsgroups - Access to USENET News Services
                  -   Real Audio - Streaming Audio and Video
                  -   AOL Instant Messenger - Online Chat service
                  -   Pointcast - Push News service
                  -   NTP - Time Services to set computer with Atomic clock
                  -   SOCKS Services - Multi-purpose Internet Access

         c.       ATTRIBUTES OF INTERNET SERVICES.

                  -   Integrated into Customer desktop
                      -    Includes Netscape Communicator 4.5
                      - Setup instructions for Microsoft Internet Explorer will be made available
                      -    Does not require external modem or dial connection
                      -    Utilizes existing desktop LAN infrastructure

                  -   Performance
                      -    Connection speeds of up to 10Mbps
                      -    Utilizes fully redundant dedicated ISP connections
                      -    Dedicated connection - no dial connect time delay

                  -   Availability
                      -    Never a busy signal delay
                      -    Available 7x24  (seven days a week, 24 hours per day)

                  -   Security
                      - Firewall protection of workstation and internal network
                      -    User Authentication

                  -   Enforcement of Customer's Internet usage policies
                      -    Monitoring of access to inappropriate sites
                      -    List of 200 banned words/sites
                      - Reports sent to human resources for employees violating policy
                      -    Availability of full access logs and audit trail
                      - Query function available to human resources' representative
                      -    Filtered newsgroups


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                  -   Customer Support
                      - Sabre will provide a 7x24 help desk for coordinating problem resolution services. Sabre will take calls into the help desk between the hours of 8 am to 5 pm and then via pager after hours. Customer's service representative will initiate such services by contacting the help desk to log details associated with the problem. If Sabre determines the problem relates to products or services provided by Sabre, the help desk representative will refer the problem to Sabre's designated subject matter expert ("SME") for resolution. If Sabre determines the problem relates to products or services provided by Third Party vendors and arranged for by Sabre, Sabre will request the appropriate Third Party vendor to resolve the problem. A Sabre representative will work with such Third Party vendor to monitor problem resolution and follow-up with Customer to close out open logged problems.
                      - Browser software upgrades to Sabre-certified Netscape Communicator Software. Sabre can perform upgrades or change browsers at Customer's request, provided Customer pays or reimburses Sabre for all costs and expenses incurred by Sabre relating to such upgrades or changes.
                      -    User documentation is available on line

7. INITIAL CONFIGURATION. For purposes of delivering the Data and Voice Services, the initial configuration is set forth in EXHIBIT A to this
         SCHEDULE 2.2. Any modifications to such initial configuration shall be considered a Change governed by the Contract Administration Process.


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[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
                       SCHEDULE 2.3: WEB HOSTING SERVICES


Web Hosting Services refers to the services described below:

1.       TULSA DATA CENTER:  PREMISES AND SECURITY.

         a. TULSA DATA CENTER PREMISES. In connection with providing the Web Hosting Services described below, Sabre will provide and maintain the Tulsa Data Center as follows:

                 - RESTRICTED ACCESS. Sabre will provide secure key card restricted access to the Tulsa Data Center. Sabre will provide controlled access to Third Party vendors from whom Customer acquired hardware for use in the Tulsa Data Center to enable hardware maintenance to be performed. In providing such access, appropriate Sabre personnel will accompany Third Party personnel while they perform such maintenance services at the Tulsa Data Center.

                 - RAISED FLOOR. Sabre will provide for a raised floor at the Tulsa Data Center to enable cable clearance for housing Customer's servers.

                 - POWER HEAT AND COOLING. Sabre will provide environmentally controlled conditions through the use of water powered heating and cooling systems. Fire suppression equipment consisting of dry pipe and deluge sprinklers, and inert gas and limited applications, is also present in the Tulsa Data Center.

                 - UNINTERRUPTED POWER SUPPLY ("UPS"). Sabre will provide UPS to back up all power supplies at the Tulsa Data Center. These battery systems provide gault tolerance and provide sufficient power to operate the Tulsa Data Center for at least fifteen (15) minutes. In addition, diesel generators automatically start in the event of a power outage. These generators supply all of the power necessary for the Tulsa Data Center, and can be refueled to power the facility indefinitely. Sufficient fuel is stored on premise to supply three days of operation, and fuel delivery contracts are in place with multiple local diesel fuel suppliers.

         b. TULSA DATA CENTER SECURITY. In connection with providing the Web Hosting Services described below, Sabre will provide facility and resource security services at the Tulsa Data Center as follows:

                 - FACILITY SECURITY SERVICES. Sabre will provide physical security for the Tulsa Data Center at commercially reasonable levels, and in such a manner as to reasonably satisfy Customer's external audit and risk management insurance requirements. Multi-layered electronic access control, 24x7 on-site security guards and video surveillance equipment also are utilized to provide additional protection.

                 - RESOURCE SECURITY SERVICES. Sabre will provide perimeter infrastructure security around infrastructure system and network resources. Sabre retains control and sole responsibility for creating system security policies for all Sabre infrastructure system and network resources. Sabre will also be responsible for user account maintenance, including adding, changing, and deleting user accounts, issuing passwords, and tracking user access. Customer will be responsible for creating system security policies for Sabre managed Customer resources, approving user accounts, and performing security audits within Sabre managed Customer servers and Customer firewalls.

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2.       SERVER MONITORING:  HARDWARE AND OPERATING SYSTEM.

         a. MONITORING. Sabre will monitor the operability and performance of Sun, SGI, Windows NT, NCR and IBM hardware and related operating systems at the Tulsa Data Center.

         b. SERVICES. Sabre will perform the following services with respect to the hardware and operating system software monitored by Sabre at the Tulsa Data Center:

                 - Installation and testing of operating system and layered products.

                 -    Installation of software licenses.

                 -    Upgrade operating system as provided by Customer.

                 -    Evaluation of operating system and layered products.

                 -    Apply provided software patches.

         c. OPERATING SYSTEM MONITORING METHODOLOGY. Sabre will monitor the systems identified in paragraph 2(a) of this SCHEDULE 2.3 on a 24x7 basis with respect to:

                 -    Swap.

                 -    Memory Utilization.

         d. HARDWARE MONITORING METHODOLOGY. Sabre will provide 24x7 re-boot services, and monitor the hardware identified in paragraph 2(a) of this SCHEDULE 2.3 on a 24x7 basis with respect to:

                 -    CPU Utilization.

                 -    Disk Space.

                 -    Network Pinging.

         e. LIMITED APPLICATION MONITORING. Sabre will provide 24x7 automated monitoring of Customer applications. Sabre and Customer will establish reasonable levels of monitoring with respect to:

                 -    Application Error and Performance (response time).

                 -    URL Monitoring.

         f. NOTIFICATION AND ESCALATION PROCEDURES. Sabre and Customer will establish reasonable notification and escalation procedures with respect to each of the performance criteria monitored under paragraphs 2(a), (c), and (d) above. The procedures will include notification and escalation thresholds appropriate for Customer's business operations.

         g. MAINTENANCE SERVICES. Sabre shall initiate problem resolution services in response to problems in operating system or hardware performance identified by Sabre under paragraphs 2(c) and 2(d) of this SCHEDULE 2.3. Unless otherwise agreed by Sabre and Customer, the resolution of operating system and hardware problems will be performed by Third Party vendors, selected by Customer and reasonably approved by Sabre, pursuant to maintenance contracts between Customer and such Third Party vendors.

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                 Sabre and Customer shall establish, by mutual agreement,
                 reasonable levels of problem resolution initiation communication between Sabre and such Third Party vendors.

         h.      EXCLUSIONS.  Customer will be responsible for the following:

                 - Problem resolution relating to any failure of application software monitored by Sabre at the Tulsa Data Center. Sabre's only obligations with respect to problem resolution of application software problems are to monitor problems experienced in the production environment as specified in paragraph 2(e) of this SCHEDULE 2.3, and notify Customer of such problems pursuant to paragraph 2(f) of this SCHEDULE 2.3.

                 - All obligations and liabilities related to temporary root passwords.

                 - Implementing software applications hosted on servers located in the Tulsa Data Center and monitoring the operability and performance of such software applications.

         i. CUSTOMER NOTIFICATION. Customer will notify Sabre of any changes in monitored operating systems, resulting from temporary root password functions in Customer's possession/control.

3.       SERVER MONITORING:  DATABASE.

         a. MONITORING. Sabre will monitor the operability and performance of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         b. DATABASE MONITORING METHODOLOGY. Sabre will monitor the databases identified in paragraph 3(a) of this SCHEDULE 2.3 on a 24x7 basis with respect to:

                 -    CPU Utilization.

                 -    Disk Space.

                 -    Extents Monitoring.

                 -    Memory Utilization.

                 -    Disk Failure Notification.

                 -    DB Processes.

                 -    DB Parameters.

         c. EXCLUSIONS. Customer will be responsible for problem resolution relating to any failure of the databases monitored by Sabre to perform in accordance with their specifications or the Service Levels set forth in SCHEDULE 5, unless Customer obtains such service from Sabre as an Optional Web Hosting Service.

4.       NETWORK SERVICES.

         a. NETWORK. Sabre will arrange for and manage the communications lines, network devices and related telecommunications infrastructure used by Sabre in the Tulsa Data Center to connect Customer's servers to the Internet, including LAN connectivity, load balancers, cache, and switch/router administration. From time to time, Customer may request Sabre to install at the Tulsa Data Center additional network devices such as switches, routers,

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                 load balancers and firewalls purchased by Customer from Third
                 Party vendors pre-approved by Sabre, and Sabre will use commercially reasonable efforts to provide such installation services within a reasonable period of time from Customer's request.

         b. NETWORK SUPPORT. Sabre will provide the following support services relating to the communications lines, network devices and related telecommunications infrastructure used by Sabre in the Tulsa Data Center:

                 - Install network device software as Third Party vendors issue new releases;

                 - Install, monitor and maintain network device software for system connectivity;

                 -   Maintain network equipment;

                 -   Troubleshoot and repair network devices;

                 - Plan installation of network and environmental equipment at the Tulsa Data Center;

                 - Initiate and manage problem resolution with Third Party hardware vendors in order to resolve hardware problems;

                 - Order and schedule installation of network hardware with Third Party vendors; and

                 - Initiate and manage problem resolution with Third Party maintenance providers in order to resolve network device and software problems.

         c. MANAGEMENT SERVICES. Sabre will provide the following administrative services with respect to the communications lines, network devices and related telecommunications infrastructure used by Sabre in the Tulsa Data Center:

                 - DESIGN. Sabre will provide network design and engineering services.

                 - CONFIGURATION. Sabre will configure and test network equipment.

                 - INSTALLATION SUPPORT. Sabre will provide network installation support for adding devices, upgrading systems, and replacing devices during the implementation window.

                 - TUNING. Sabre will analyze the network and provide performance tuning.

                 - SECURITY. Sabre will monitor network systems for misuse and unauthorized access.

                 - SECURITY CONSULTING. Sabre will provide network security consulting services.

                 - ON-CALL SUPPORT. Sabre will provide 24x7 on-call engineering support.

                 - NETWORK CONSULTING. Sabre will provide network consulting services.

                 - STANDARD CAPACITY PLANNING. Sabre will provide capacity planning and forecasting services.

                 - PLANNED CHANGES. Sabre will assess planned changes to the network.

                 -   PRODUCT EVALUATION. Sabre will evaluate new network
                     products.
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         d.      FIREWALL. Sabre will provide firewall infrastructure devices at the Tulsa Data Center comprised of redundant enterprise class [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] and stateful inspection firewalls to form a multi-layered switched and routed network infrastructure providing [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] access speeds with stateful packet inspection technology and intrusion detection. This architecture comprises full backup power systems and redundant network connectivity.

         e. LOAD BALANCING SERVICE. Sabre will arrange for a Third Party vendor to provide load balancing services within the Tulsa Data Center firewall architecture in order to split data transmission into two or more routes among the web and application servers located within Customer's server architecture.

5.       BACKUP SERVICES.

         a. TAPE BACKUP. Sabre will offer daily incremental backups on tape, and weekly full system backups on tape. Customer will notify Sabre of each database instance or server for which Customer desires Sabre to produce tape backups, and Sabre will perform such service accordingly.

         b. BACKUP PROCESS STOPS AND RESTARTS. Sabre will monitor the backup process and stop and restart the backup process in the event of any problem.

         c. VERIFICATION AND LOG REPORTING. Sabre will verify that each backup is completed and that the data has been copied in the appropriate format for reinstallation, and create management log reports cataloging the location of data on the tapes.

         d. NOTIFICATION. Sabre will notify Customer via e-mail of any problem conditions during the backup process.

         e.      STORAGE. Sabre will provide off-site storage of backup tape.

         f. CUSTOMER'S OBLIGATION. Customer shall be responsible for all purchases of tape.

6. STANDARD CAPACITY PLANNING. Sabre will monitor and provide Customer with monthly written reports identifying CPU and memory utilization, booking information, number of hits and page views, and Internet utilization.

7. INTERNET SERVICE PROVIDER (ISP) ACCESS. Sabre will arrange for and manage Third Party provided links between the Tulsa Data Center and the Internet. The links between Sabre and the ISP's are comprised of fully redundant routers with [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] speed connections that currently are connected to two providers. The ISP's utilize a full transit, route optimized TCP/IP connectivity linked directly to major Internet communication backbone lines. These ISP's provide 24x7 circuit monitoring, outage reporting and troubleshooting from their network operating centers, or their equivalent.

8. DOCUMENTATION. Customer will provide all existing documentation to include Customer application internals, flows or connectivities on or before the Effective Date. Sabre will assist Customer in developing documentation that is either non-existent or inadequate. Sabre expects, without limitation, the following:

         a.      Application description, diagrams, connectivity;

         b.      Monitor console message descriptions and actions required;

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         c.      Hardware specifications;

         d.      Customer contacts;

         e. Support contacts, if in addition to those contracts with Third Party providers managed by Sabre pursuant to this Agreement;

         f.      Special backup requirements;

         g.      Application procedures; and

         h.      Operations procedures.

         Sabre will maintain these documents during the term of this Agreement.

9.       OPTIONAL WEB HOSTING SERVICES.

         a. OPTIONAL CAPACITY PLANNING SERVICES. Sabre can provide the following capacity planning services:

                 - Utilize Sabre-proprietary methods and models to forecast infrastructure needs and measure end-to-end response time performance.

                 - Provide rolling hardware purchasing forecasts in the monthly written reports submitted to Customer.

                 - Provide infrastructure growth and performance enhancement recommendations.

                 - Meet with Customer monthly and consult with Customer to develop custom recommendations, modeling and trending analysis.

         b. SYSTEM MANAGER CUSTOMER INTERFACE. Sabre can provide a dedicated, on-site resource to serve as a single point of contact for Customer who will perform event management for existing systems, identify and enlist necessary resource group participation, and track and drive problem resolution, including action items and their ownership.

         c. ASSET MANAGEMENT. Sabre can provide web hosting asset management services, including warranty contract negotiation, software licensing and contract renewal negotiation, hardware and software purchase negotiation, and hardware tagging and tracking.

         d. TECHNICAL CONSULTING. Sabre can provide technical consulting services including, but not limited to, UNIX and database engineering, database management, network connectivity, hardware and application restoration and fixes, and disaster recovery planning and validation.

         e. DATABASE PROBLEM RESOLUTION. Sabre can provide problem resolution services for any failure of the databases monitored by Sabre to perform in accordance with their specifications or the Service Levels set forth in SCHEDULE 5.

         f. CHANGE MANAGEMENT SERVICES. Sabre can provide the following change management services:

                 -    Issue, track and manage change records.

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                 -   Identify and coordinate the approval and notification
                     process for all implementations.

                 - Execute implementation policy for normal and exception change records.

                 - Send out notification on change records that were created after the implementation takes place ("after the fact" records).

                 -   Investigate "after the fact" change requests for status.

                 - Schedule and coordinate all implementations, with communication through daily Internet implementation meetings.

10. REPORTS. Sabre will provide to Customer the following written reports at the times indicated below:

         a.      Daily INET availability;

         b.      Daily keynote performance;

         c. Monthly capacity of the hardware monitored under paragraph 2(a) of this SCHEDULE 2.3;

         d. Monthly performance of Customer's applications monitored under paragraph 2(d) of this SCHEDULE 2.3; and

         e.      Monthly Internet utilization, capacity and performance.

11. CUSTOMER'S OBLIGATION TO REFRESH HARDWARE AND OPERATING SYSTEM. Customer will upgrade and/or refresh the hardware and related operating systems identified in paragraph 2(a) of this SCHEDULE 2.3 which Sabre monitors as part of the Web Hosting Services no less than every two (2) years in order to maintain a level of technology comparable to the level of technology generally adopted from time to time by Web hosting service providers. In the event Customer does not upgrade or refresh such hardware and related operating systems pursuant to this paragraph 10, the affected SLAs will be appropriately adjusted by Sabre.

12. INITIAL CONFIGURATION. For purposes of delivering the Web Hosting Services, the initial configuration is set forth in EXHIBIT A to this
         SCHEDULE 2.3. Any modifications to such initial configuration shall be considered a Change governed by the Contract Administration Process.

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                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]




























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                       SCHEDULE 2.4: DEVELOPMENT SERVICES


Applications development services with respect to CRS Software; provided that Sabre has the legal and contractual right to perform such development services; and provided further that Sabre may refuse to perform a development service if, in Sabre's reasonable business judgment, performing such development service would jeopardize the security, integrity or viability of the CRS Software or the Sabre CRS.



























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                     SCHEDULE 3: EXCLUSIVE VARIABLE SERVICES


1. NETWORK SERVICES. The following Network Services are Exclusive Variable Services:

                 -    [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]





























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                          SCHEDULE 4: MEASURED SERVICES


1. MID RANGE SERVER AVAILABILITY. Mid range server availability measures the uptime and downtime of mid range servers managed by Sabre at the Data Center in order to gauge the performance, reliability and accessibility of such servers and related infrastructure.

         a. MAXIMUM AVAILABILITY. "Maximum Availability" is the maximum amount of time each month during which the system shall be operable. Maximum Availability is computed by multiplying the number of days in a given month by the number of minutes in each such day (1440), and subtracting from that the total minutes of the Scheduled Outages.

                 (i) SCHEDULED OUTAGES. "Scheduled Outages" are those periods of time during which Sabre takes the server(s) off-line in order to perform the following pre-approved functions during the times and days indicated below and are not considered Downtime (defined below):

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
                          In addition, if Customer requests Sabre to take any of the servers off-line, then the period of time during which the server(s) remain off-line shall be considered a Scheduled Outage.

                 (ii) IMPACT EVENTS. "Impact Events" are situations where one or more functions of the system are inoperable for a period of time but are not considered Unscheduled Outages, and will not be included in the availability calculation, unless otherwise noted. Impact Events may be reported separately from SLA performance. Impact Events may include any of the following occurrences:

                          (A)      Failures of an Internet Service Provider
                                   (ISP) connectivity or network services that are provided by Third Parties; as long as it does not result in an Unscheduled Outage;

                          (B)      Farewatcher failure;

                          (C)      Email failure;

                          (D)      BTS Seatmaps failure;

                          (E)      Weather failure;

                          (F) Unscheduled Outages caused by any failure or changes in Customer's proprietary applications hosted on the servers;

                          (G) Failure in LAN components managed by Sabre including, without limitation, routers and switches; as long as it does not result in an Unscheduled Outage;

                          (H) Sabre DNS failure in which the duration is less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. Once the duration of the DNS failure exceeds [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], then it is considered an Unscheduled Outage;

                          (I) Unscheduled Outages caused by any failure of the Open Front End Processor or Sabre's PSS or FPC mainframe system;

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                          (J)      Any system failure that does not result in
                                   an Unscheduled Outage but negatively impacts
                                   Customer's users' ability to access
                                   Customer's product; or

                          (K) When the peak response time for Customer's applications is [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] times the "normal." (average of peak response times, measured Monday through Friday). Sabre will periodically benchmark the "normal" response time as described below in paragraph 1(c) of this SCHEDULE 4.

         b. UNSCHEDULED OUTAGE. "Unscheduled Outage" measures those periods of time during which the system is completely inoperable. An Unscheduled Outage is measured from the point in time in which the problem begins due to the occurrence of one of the events listed below to the point in time in which such problem is resolved (problem ticket is closed). However, Unscheduled Outages that are attributed to Customer negligence or Customer software failure are considered an Impact Event. For Unscheduled Outages that are attributed to Customer negligence or Customer software failure, Sabre will only be responsible from the time that the Unscheduled Outage began until the time in which the Unscheduled Outage is reported according to agreed upon problem escalation procedures.

                 Customer may request a correction of the Unscheduled Outage period by submitting evidence to the Account Managers that the problem began or got resolved at a time different than what was reported in the problem ticket. Upon review of the evidence, if the Account Managers agree that the problem ticket did not accurately reflect the Unscheduled Outage period and the difference is greater than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], the problem ticket will be corrected.

                 Unscheduled Outages include any of the following occurrences:

                 (i)      Inoperability of all application servers;

                 (ii)     Inoperability of all homepage servers;

                 (iii)    Inoperability of all content servers;

                 (iv)     Inoperability of the profile or content database;

                 (v) When the number of concurrent users in a [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] period decreases by [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] or more from the previous [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] period and the cause of the decrease is determined to be the result of Sabre support activity; or

                 (vi) When the number of passenger bookings in a [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] period decreases by [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] or more from the previous [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] and the cause of the decrease is determined to be the result of Sabre support activity.

         c.      [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

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                      SCHEDULE 5: SERVICE LEVEL AGREEMENTS


1. MID RANGE SERVER AVAILABILITY. The mid-range server availability SLA Standard shall equal [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], calculated on a monthly basis as follows:


         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



























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                         SCHEDULE 6: PERFORMANCE REPORTS


1.       OVERVIEW.

The monthly performance reports for the SLAs will be released and viewable online at a URL address that will be disseminated to Customer no later than June 30, 2000 (the "SLA PERFORMANCE DATABASE WEBSITE"). The SLA Performance Database Website will enable recording, tracking, reporting, and storing of the Measured Services. These performance data and metrics will be secured to serve only designated and approved employees of Sabre and Customer.

As the monitoring/reporting cycle begins anew each consecutive calendar month, the following steps are performed:
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
2.       ACCESS.

Users of the SLA Performance Database Website access the reports via a PC running a minimum operating system of DOS 3.1 or WIN95 and a minimum browser of Netscape browser (version 3.0 or 4.0, with 4.0 preferred), or Internet Explorer
3.0 and Sabre's Intranet/Internet.

The SLA Performance Database Website has restricted read and write access:

- Update access is granted only to support personnel such as Sabre Reporters who actually gather measurement data required for each SLA;
- one of the Sabre SLA Performance Report Coordinators, who also serves as a database administrator; and
- Read access is furnished on a "need-to-know" basis, including Sabre support personnel, Sabre Account Management teams, and the specific individuals identified by Customer's management.

3.       REPORT TYPES.

The reports are generated and viewable online and will appear as follows:

         (a)      TABLE OF CONTENTS.

                  Lists all the summary reports as well as reports on individual SLA environments.

         (b)      EXECUTIVE SUMMARY REPORT.

                  Recaps performance each month, alphabetically listing data by category and SLA, and displaying availability/prime hours, number of green days, and red days.

         (c)      MONTHLY PERFORMANCE.

                  Summarizes performance for 13 months, alphabetically listing data by SLA, risk level, and metric description. Color and symbols are combined as green (up) arrows, yellow (horizontal) arrows, and red (down) arrows to indicate acceptable, marginally acceptable, and unacceptable performance, respectively. Diamonds indicate that tolerances for performance have not yet been set. Clicking on the symbol links to the full document.

         (d)      DAILY PERFORMANCE.

                  Summarizes daily performance each month alphabetically by SLA. Color and symbols are combined as green (up) arrows, yellow (horizontal) arrows, and red (down) arrows to indicate acceptable, marginally acceptable, and unacceptable performance, respectively.


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                  Diamonds indicate that tolerances for performance have not yet been set. Clicking on the symbol links to the full document.

         (e)      PROBLEM/STATUS INFORMATION.

                  Lists monthly Outages, providing date, time of day, duration, and textual descriptions of the problem and its explanation.

         (f)      PROBLEM EXPLANATION.

                  Sabre will provide explanations of any incident where availability fails to meet standard.


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                   SCHEDULE 7: CONTRACT ADMINISTRATION PROCESS


1.       OVERVIEW.

This Contract Administration Process outlines procedures by which the Parties
(i) propose or request Changes, (ii) implement and manage Changes agreed in writing by the Parties, and (iii) resolve problems and Issues.

2.       CERTAIN DEFINITIONS.

This Section 2 sets forth certain definitions used in this Contract Administration Process. Other capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

IMPACT ANALYSIS
The Impact Analysis is the document analyzing the (a) cost, scope, timeline, and technological and business risks, (b) impacts on other Customer or Sabre departments, products, projects or customers, and/or (c) other impacts, in each case resulting from implementation, or lack thereof, of a Change.

ISSUE
An Issue constitutes a question, concern or request which, in the opinion of either Customer or Sabre, has not been, or may not be, efficiently or effectively resolved and which may have an impact on the cost, scope, timeline, objectives, deliverables or performance of the Base Services or Variable Services, other than any question, concern or request that either Account Manager has notified the other Account Manager and the Project Office that he believes constitutes a Dispute.

ISSUE ANALYSIS
The Issue Analysis is the document analyzing the (a) cost, scope, timeline, and technological and business risks, (b) impacts on other Customer or Sabre departments, products, projects or customers, and/or (c) other impacts, in each case resulting from resolution, or lack thereof, of an Issue.

OWNER
The individual responsible for evaluating the impact of a Change or Issue, developing the Impact or Issue Analysis and facilitating implementation of the solution when approved.

ORIGINATOR
The individual from either Customer or Sabre who initiates the Request.

-     [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

PROJECT OFFICE
The centralized management office where Changes, Issues and plans are maintained, logged, tracked and reported, and where other central customer service functions are located.

REQUEST
A request to resolve an Issue or implement a Change submitted by either Customer or Sabre.


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STEERING COMMITTEE

The Steering Committee is a management body comprised of designated senior management from each Party. The Steering Committee functions as the approving body for all Requests that (a) involve (i) [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] in capital, or (ii) require [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of labor, and/or (iii) require an amendment of this Agreement, other than a Change in the Services to be provided by Sabre or within the Account Managers' authority, or (b) are within the authority of, but not approved by, the Account Mangers. The Steering Committee may delegate authority to the Account Managers to manage recurring Requests such as capacity upgrades. In addition, the Steering Committee functions as the forum in which the Parties negotiate resolution of Disputes that (a) involve (i) [TEXT OMITTED -CONFIDENTIAL TREATMENT REQUESTED] in capital obligations under this Agreement, or (ii) involve [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of labor, or (iii) would materially affect the rights (including Intellectual Property Rights) of either Party, or (b) are within the authority of, but not resolved by, the Account Managers.

STATUS CODES
Status codes are used by the Project Office to track and report Changes and/or Issues.


------------- ------------------------------------- ------------------------------------------------------------
Code          Short Description                     Description
------------- ------------------------------------- ------------------------------------------------------------
OPN           Open Request                          New Request logged by Project Office. Owner not assigned.
------------- ------------------------------------- ------------------------------------------------------------
EST           Prepare Analysis Estimate             Request assigned to the Owner for the sole purpose of
                                                    preparing an estimate to perform Impact or Issue Analysis.
------------- ------------------------------------- ------------------------------------------------------------
ANL           In Analysis                           Request currently being analyzed.
------------- ------------------------------------- ------------------------------------------------------------
REV1          Account Management Review             Request is waiting for Account Management action.
------------- ------------------------------------- ------------------------------------------------------------
REV2          Steering Committee Review             Request is waiting for Steering Committee action.
------------- ------------------------------------- ------------------------------------------------------------
MOD           Modifications Requested               Open Request initial analysis completed and presented.
                                                    Modifications requested by Account Management or Steering
                                                    Committee.
------------- ------------------------------------- ------------------------------------------------------------
APR           Approved                              Request approved or approved with modifications by Account
                                                    Management and/or Steering Committee.
------------- ------------------------------------- ------------------------------------------------------------
DEF           Defer                                 Request will be considered.
------------- ------------------------------------- ------------------------------------------------------------
REJ           Rejected                              Request not approved, will not be revisited.
------------- ------------------------------------- ------------------------------------------------------------
CLS           Closed                                Request Approved and incorporated into applicable
                                                    documentation.
------------- ------------------------------------- ------------------------------------------------------------

WORK ORDER
An agreement or other document signed by both Parties pursuant to this Contract Administration Process that sets forth the terms and conditions pursuant to which the Parties agree that a Change is to be implemented or an Issue or Dispute resolved.

3. CONTRACT ADMINISTRATION PROCESS FOR REQUESTS TO IMPLEMENT CHANGES AND RESOLVE ISSUES.

         (a)      SUBMIT REQUEST.

                  The Originator will complete the Request and submit it to either Account Manager or to the Project Office. If a Request is submitted to an Account Manager, he will forward the Request to the Project Office, with a copy to the other Account Manager.

                  If at any time during the process set forth in this Section 3(a), either Account Manager determines that funding for a Request will not be approved, the Request will be immediately rejected.


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                  If at any time during the process set forth in this Section
                  3(a), either Account Manager determines that a question, concern or request characterized as an Issue constitutes, or has evolved into, a Dispute that should be resolved under the process set forth in SCHEDULE 13, he shall so notify the other Account Manager and the Project Office. From and after such notification, such question, concern or request shall be processed as a Dispute under the Dispute Resolution Process set forth in SCHEDULE 13 to the Agreement.

         (b)      LOG REQUEST.

                  The Project Office will assign a number to the Request, create a brief description for reporting purposes, and log the Request into the tracking system.

         (c)      ASSIGN RESPONSIBILITY FOR IMPACT OR ISSUE ANALYSIS.

                  The Project Office will assign an Owner and forward the Request to the Owner for preparation of an Impact or Issue Analysis. The Account Managers must approve the initiation of the research and preparation for an Impact or Issue Analysis.

                  Labor and other costs incurred by Sabre in connection with researching and preparing Impact and Issue Analyses (including revisions or additions) will be charged to Customer as Exclusive Variable Services.

         (d)      PREPARE IMPACT OR ISSUE ANALYSIS.

                  When researching and preparing an Impact or Issue Analysis, the Owner shall solicit input from all impacted project team members. An Impact or Issue Analysis shall include at least one recommended solution from the Owner. Upon completion, the Owner shall forward the Impact or Issue Analysis to the Project Office.

         (e)      REVIEW AND DECIDE.

                  The Project Office will hold regular meetings to perform a preliminary review and summary of all Requests and Impact or Issue Analyses. The Account Managers and other appropriate personnel will attend the regular meetings. The Account Managers will have the authority to approve all Requests that
                  (a) involve less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] in capital, (b) require less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of labor, and (c) do not require an amendment to this Agreement other than as a result of the foregoing (other than an amendment of the description of Services to be provided by Sabre under this Agreement.) In addition, the Account Managers will have the authority to negotiate resolution of Disputes that (a) involve less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] in capital obligations under this Agreement, (b) involve less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of labor and (c) would not materially affect the rights (including Intellectual Property Rights) of either Party. The Account Managers may, at their election, require revisions to, or additional research or information not included in, an Impact or Issue Analysis in connection with their analysis of a Request and related Impact or Issue Analysis.

                  (i) If the Request is within the authority of the Account Managers, the Account Managers will approve or reject the Request.

                           If the Account Managers approve the Request, the approval and reasons therefor shall be documented, a copy retained by the Account Managers and the Project Office, a copy forwarded to the Owner and Originator, and the Request shall be


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
                                                                    CONFIDENTIAL


                           implemented commencing upon completion and execution by both Parties of the applicable Work Order(s).

                           If the Account Managers reject the Request, the rejection and reasons therefor shall be documented, a copy retained by the Account Managers and Project Office, a copy forwarded to the Owner and Originator, and the Request will not be implemented.

                           If the Account Managers cannot agree whether to approve or reject the Request, the disagreement and reasons therefor shall be documented, a copy retained by the Account Managers and Project Office, a copy forwarded to the Owner and Originator, and the Request and related documentation shall be forwarded to the Steering Committee for their review and decision.

                  (ii) If the Request is not within the authority of the Account Managers, the Account Managers will (1) summarize the Request and Impact or Issue Analysis,
                           (2) determine and document their recommended solution in respect of the Request (or, if they cannot agree on a recommended solution, the Account Mangers will document such disagreement and reasons therefor), (3) prepare a written summary outlining any aspects of the Agreement, including Fees, requiring revision as a result of their recommended solution, and (4) forward the Request and related documentation to the Steering Committee for their review and decision.

                  (iii) Upon receipt of a Request and requisite related documentation from the Account Managers, the Steering Committee will approve or reject the Request.

                           If the Steering Committee approves the Request, the approval and reasons therefor shall be documented, a copy retained by the Account Managers, a copy forwarded to the Project Office, the Owner and Originator, and the Request shall be implemented commencing upon completion and execution by both Parties of the applicable Work Order(s).

                           If the Steering Committee rejects the Request, the rejection and reasons therefor shall be documented, a copy retained by the Account Managers, a copy forwarded to the Project Office, Owner and Originator, and the Request will not be implemented.

                           If the Steering Committee cannot agree whether to approve or reject the Request, the disagreement and reasons therefor shall be documented, a copy retained by the Account Managers, and a copy forwarded to the Project Office, the Owner and Originator. In addition, the disagreement shall, at the written request of either Party, be submitted to mediation in accordance with the Dispute Resolution procedures set forth in SCHEDULE 13 to the Agreement.

         (f)      IMPLEMENT APPROVED REQUESTS.

                  Upon approval of a Request, the Account Managers, working in conjunction with the Project Office and the affected areas, shall coordinate and supervise the preparation of appropriate Work Order(s) to implement the approved Change or the resolution of the resolved Issue.

                  Work Orders include documentation of: (a) amendments, modifications, additions or deletions to the Agreement, any Work Order, any Base Services, Variable Service, or any Fees that are the subject of the approved Request; (b) resolution of problems and Issues that


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
                                                                    CONFIDENTIAL


                  are the subject of the approved Request; and/or (c) any modifications to projects, timelines, plans, budgets, other affected documents, departments or positions that are the subject of the approved Request.

                  [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

                  Upon completion of the applicable Work Order(s) and their execution by both Parties, the approved Change or resolution of the resolved Issue will be implemented in accordance with the terms and conditions of the Work Order(s) and the Agreement.

         (g)      CLOSE REQUESTS.

                  Upon completion of the applicable Work Order(s) and their execution by both Parties for approved Requests, or upon rejection by the Account Managers or Steering Committee, as applicable, of a Request, the Project Office shall close the Request.


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
                                                                    CONFIDENTIAL


                                SCHEDULE 8: FEES


Customer shall pay to Sabre Fees for the Services, computed as described in this
SCHEDULE 8. Sabre shall invoice Customer for such fees, computed for each month ending after the Effective Date. Customer shall pay invoiced amounts within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of the invoice.

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
         For purposes of this paragraph 1, the following definitions will apply:

         a. "Device" means a piece of equipment or mechanism that is linked by a network system to facilitate data communications between two end points. The Device count will be based on Customer Devices that reside or are located within the dedicated Customer network structure, and will not include any shared Devices which Customer utilizes in association with or in conjunction with other customers of Sabre.

         b. "Mission Critical" means those Servers whose outage or performance degradation would cause substantial impact to Customer's business.

         c. "Non-Mission Critical" means those Servers whose outage or performance degradation would not cause substantial impact to Customer's business.

         d. "Port" means a network access point for data entry or exit through the firewall.

         e. "Server" means a logical server, evidenced by each instance of a unique operating system that resides on either shared or distinct computing machinery.

         2.       CHARGES FOR DATA AND VOICE SERVICES.

         a. MANAGED NETWORK CHARGES. For each of the following types of Data and Voice Services, Customer shall pay the charges assessed to Sabre by the applicable Third Party communications provider, together with the monthly management fee described below:
         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
         b. DIRECT SERVICES. For each of the following Data and Voice Services provided by Sabre, Customer shall pay the monthly charge described below:
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
B.       EXCLUSIVE VARIABLE SERVICES.

         1. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] The charges for the following categories (which are not intended to be exclusive) of Exclusive Variable Services shall be as follows:

                  [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


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
                                                                    CONFIDENTIAL


                     Schedule 9: Development Services Budget


[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                                                                    CONFIDENTIAL


                           SCHEDULE 10: SABRE SOFTWARE





[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                                                                    CONFIDENTIAL


                         SCHEDULE 11: REQUIRED CONSENTS

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


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
                                                                    CONFIDENTIAL


                          SCHEDULE 12: CUSTOMER ASSETS

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


TRAVELOCITY SOFTWARE

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


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
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                   SCHEDULE 13: DISPUTE RESOLUTION PROCEDURES


1.       CERTAIN DEFINITIONS

This Section 1 sets forth certain definitions used in this Dispute Resolution Process. Other capitalized terms used but not defined here in have the meanings ascribed to them in the Agreement.

ARBITRATION RULES
The rules of the American Arbitration Association ("AAA") in effect on the date of the commencement of the arbitration.

CONTRACT ADMINISTRATION PROCESS
The Contract Administration Process is the process set forth on SCHEDULE 7 to the Agreement.

QUALIFICATIONS
Having extensive knowledge or experience, or both, regarding information technology services similar to the Base Services or the Variable Services that are the subject of the Dispute, and fluent in English.

2.       DISPUTE RESOLUTION PROCEDURE.

         (a)      GENERAL PROCEDURE.

                  The Parties shall resolve all Disputes in accordance with this procedure:

                  (i) Disputes shall first be submitted to the Account Managers or the Steering Committee as indicated in
                           Section 3 of this Schedule.

                  (ii) If a Dispute is not resolved by the Account Managers or the Steering Committee, then either Party may submit the Dispute to mediation as outlined in
                           Section 4 of this Schedule.

                  (iii) If a Dispute is not resolved by mediation, then either Party may submit the Dispute to binding arbitration in accordance with Section 5 of this Schedule.

                  A referral under either Section 2(a)(ii) and/or 2(a)(iii) of this Schedule shall be made by written notice to the Account Managers. That notice shall be in a form mutually agreed to by the Account Managers or an electronic mail message and addressed to each Account Manager at his or her office address or electronic mail address; each notice shall be given and effective upon actual receipt.

3.       DISPUTE RESOLUTION.

         (a)      ACCOUNT MANAGEMENT ACTION.

                  If the Dispute (a) involves less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] in capital, (b) involves less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], and (c) does not require an amendment to the Base Services, the Variable Services, Fees or any other material term of the Agreement, the Account Mangers will discuss the Dispute in good faith in an attempt to resolve the Dispute to the mutual satisfaction of both Parties. If the Account Managers are unable to resolve the Dispute to the mutual satisfaction of both Parties within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of written notice by one Party from the other that a Dispute exists, the Dispute shall be referred to the Steering Committee.


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
                                                                    CONFIDENTIAL


         (b)      STEERING COMMITTEE ACTION.

                  If the Dispute (a) involves (i) [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] in capital, (ii) requires [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of labor or more, and/or
                  (ii) requires an amendment to the Base Services, the Variable Services, Fees or any other material term of the Agreement, or
                  (b) is within the authority of, but not resolved by, the Account Managers, then the Steering Committee will discuss the Dispute in good faith in an attempt to resolve the Dispute to the mutual satisfaction of both Parties. If the Steering Committee is unable to resolve the Dispute to the mutual satisfaction of both Parties within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of written notice by one Party from the other that a Dispute exists, the Dispute shall, at the written request of either Party, be submitted to mediation as outlined in Section 4 of this Schedule.

4.       MEDIATION.

The mediation of an unresolved Dispute shall be conducted in this manner:

         (a) Either Party may submit the Dispute to mediation by giving notice of mediation to the other Party. The Parties shall attempt to agree promptly after that notice is given upon and appoint a sole mediator who has the Qualifications.

         (b) If the Parties are unable to agree upon a mediator within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the date the Dispute is submitted to mediation, either Party may request the Dallas, Texas office of the AAA to appoint a mediator who has the Qualifications. The mediator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties.

         (c) The mediation shall be conducted in Dallas, Texas at a place and a time agreed by the Parties with the mediator, or if the Parties cannot agree, as designated by the mediator. The mediation shall be held within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the mediator is appointed.

         (d) If either Party has substantial need for information from the other Party in order to prepare for the mediation, the Parties shall attempt to agree on procedures for the formal exchange of information; if the Parties cannot agree, the mediator's determination shall be effective.

         (e) Each Party shall be represented in the mediation by a natural person with authority to settle the Dispute on behalf of that Party and, if desired by that Party, by counsel for that Party. The Parties' representatives in the mediation shall continue with the mediation as long as the mediator requests.

         (f) Unless otherwise agreed by the Parties, each Party shall pay one-half of the mediator's fees and expenses and shall bear all of its own expenses in connection with the mediation. Neither Party may employ or use the mediator as a witness, consultant, expert, or counsel regarding the Dispute or any related matters.

5.       ARBITRATION.

The arbitration of an unresolved Dispute shall be conducted in this manner:

         (a) Either Party may begin arbitration by filing a demand for arbitration in accordance with the Arbitration Rules. The Parties shall attempt to agree upon and appoint a panel of


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                                                                    CONFIDENTIAL


                  three (3) arbitrators promptly after that demand is filed. Each of those arbitrators must have the Qualifications unless otherwise agreed by both Parties.

         (b) If the Parties are unable to agree upon any or all of the arbitrators within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the demand for arbitration was filed (and do not agree to an extension of that [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]), then each Party shall designate one arbitrator with Qualifications and the AAA shall designate a third, if possible, with Qualifications; nevertheless, such arbitrator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties as part of the panel.

         (c) The arbitration shall be conducted in Dallas, Texas at a place and a time agreed by the Parties with the panel, or if the Parties cannot agree, as designated by the panel. The panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

         (d) The Parties shall attempt to agree upon the scope and nature of any discovery for the arbitration. If the Parties do not agree, the panel may authorize any and all forms of discovery, including depositions, interrogatories, and document production, upon a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing, or cost.

         (e) The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent they do not conflict with this Section 5. The Parties and the panel may, however, agree to vary the provisions of this Section 5 or the matters otherwise governed by the Arbitration Rules.

         (f)      The panel has no power to:

                  (i) rule upon or grant any extension, renewal, or continuance of the Agreement;

                  (ii) award remedies or relief either expressly prohibited by the Agreement or under circumstances not permitted by the Agreement; or

                  (iii) grant provisional or temporary injunctive relief before rendering the final decision or award.

         (g) Unless the Parties otherwise agree, all Disputes regarding or related to the same topic or event that are subject to arbitration at one time shall be consolidated in a single arbitration proceeding.

         (h)      A Party or other person involved in an arbitration under this
                  Section 5 may join in that arbitration any person other than a Party if:

                  (i) the person to be joined agrees to resolve the particular dispute or controversy in accordance with this Section 5 and the other provisions of this Schedule applicable to arbitration; and

                  (ii) the panel determines, upon application of the person seeking joinder, that the joinder of that other person will promote the efficiency, expedition, and consistency of the result of the arbitration and will not unfairly prejudice any other Party to the arbitration.


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                                                                   CONFIDENTIAL


         (i) The arbitration hearing shall be held within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the appointment of the panel. Upon request of either Party, the panel shall arrange for a transcribed record of the arbitration hearing, to be made available to both Parties.

         (j) The panel's final decision or award shall be made within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the panel, shall be deemed issued at the place of arbitration and shall be made in U.S. dollars. The panel shall issue a reasoned written final decision or award based on the Agreement and Texas law; the panel may not act according to equity and conscience or as an amicable compounder or apply the law merchant.

         (k)     The panel's final decision or award may include:

                 (i) recovery of general damages to the extent permitted by the Agreement (but not consequential, exemplary or punitive damages); or

                 (ii) injunctive relief in response to any actual or threatened breach of the Agreement or any other actual or threatened action or omission of a Party under or in connection with the Agreement.

         (l) The panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any court having jurisdiction over either or both of the Parties or their respective assets. The Parties specifically waive any right they may have to apply or appeal to any court for relief from the preceding sentence or from any decision of the panel made, or any question of law arising, before the final decision or award; and the Parties shall not dispute nor question the validity of such award before any regulator or other authority in any jurisdiction where enforcement action is taken by the Party or Parties in whose favor the award was rendered. If any decision by the panel is vacated for any reason, the Parties shall submit that Dispute to a new arbitration in accordance with this Section 5.

         (m) Each Party shall pay one-half of the arbitrators' fees and expenses, and shall bear all of its own expenses in connection with the arbitration. The panel has the authority, however, to award recovery of all costs and fees (including attorneys' fees, administrative fees and the panel's fees and expenses) to the prevailing Party in the arbitration.

6.       RECOURSE TO COURTS.

Nothing in this Schedule limits the right of either Party to apply to a court or other tribunal having jurisdiction to:

         (a) enforce this Schedule, including the agreement to arbitrate in this Schedule;

         (b) seek provisional or temporary injunctive relief, in response to an actual or impending breach of Sections 4.1, 7.1 and 9.2 of the Agreement or otherwise so as to avoid irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved; or

         (c) challenge or vacate any final arbitration decision or award that does not comport with Section 5 of this Schedule.

7.       SUBMISSION TO JURISDICTION.

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                                                                   CONFIDENTIAL


Each Party irrevocably submits to the jurisdiction of the federal courts of the United States and the state courts of Texas located in Fort Worth. Each Party waives any defense or challenge to that jurisdiction based on lack of personal jurisdiction, improper venue, or inconvenience of forum.

8.       CONFIDENTIALITY.

The proceedings of all negotiations, mediations, and arbitrations shall be privately conducted. The Parties shall keep confidential all conduct, negotiations, documents, decisions, and awards in connection with those proceedings under this Schedule.

9.       EXCLUSIVE REMEDY.

Other than those matters involving injunctive or other extraordinary relief or any action necessary to enforce the award of the arbitrator, the Parties agree that the provisions of this Schedule are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute or the provision of the Base Services or Variable Services by Sabre. Nothing in this Schedule prevents the Parties from exercising their rights to terminate the Agreement in accordance with Section 11.2 of the Agreement.

10.      CONTINUED PERFORMANCE; ESCROW ACCOUNT.

Unless (a) Sabre has commenced a proceeding or has presented a claim for nonpayment by Customer of amounts due under the Agreement, and Customer does not promptly pay all amounts in dispute into the escrow account referred to below, or (b) the Agreement has been terminated in accordance with Section 11.2, Sabre will continue to provide the Base Services and Variable Services during any dispute resolution proceedings (whether informal or formal) commenced pursuant to this Schedule and Customer will continue to perform its obligations (including the making of payments to Sabre) in accordance with the Agreement. Up to the maximum amount in dispute, any disputed payment will be paid pending resolution of the Dispute into an escrow account that is structured by agreement of the Parties or, if agreement cannot be reached, as directed by the mediator or arbitrator, as the case may be, engaged in accordance with this Schedule. Any such escrow account will provide for the payment of interest on the amounts deposited therein, and the Parties (if the Dispute is resolved informally) or the mediator or arbitrator, as the case may be (if the Dispute is resolved formally), will make the determination regarding distribution of such deposited amounts plus interest. If Customer fails to escrow disputed payments as required by the Agreement, Sabre may apply to any court of competent jurisdiction to seek injunctive relief for such failure and will have the right to terminate the Agreement in accordance with Section 11.2(a) of the Agreement.

11.      OTHER.

         (a)     U.N. CONVENTION.

                 The enforcement of any arbitral award will be in accordance with and governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

         (b)     LANGUAGE.

                 Negotiations, mediations and arbitrations will be conducted in the English language.

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                                                                   CONFIDENTIAL


                              SCHEDULE 14: NOTICES


If to Sabre:

         Sabre Inc.
         MD 4204
         4255 Amon Carter Blvd.
         Fort Worth, TX 76155
         Fax: (817) 967-1215
         Attention: President

         With a copy to:

         Sabre Inc.
         MD 4204
         4255 Amon Carter Blvd.
         Fort Worth, TX 76155
         Fax: (817) 967-1215
         Attention: General Counsel

If to Customer:

         Travelocity.com LP
         4200 Buckingham Road, MD 1400
         Fort Worth, Texas 76155
         Fax: (817) 963-8869
         Attention: President

         With a copy to:

         Travelocity.com LP
         4200 Buckingham Road, MD 1400
         Fort Worth, Texas 76155
         Fax: (817) 963-8869
         Attention: General Counsel



















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                       SCHEDULE 15: TERMINATION ASSISTANCE


Sabre will provide the following Termination Assistance Services:

1. Sabre will continue to perform, during the specified Termination Assistance Period, any or all of the Services then being performed by Sabre.

2. Sabre will develop, with the assistance of Customer, a plan for the transition of Services from Sabre to Customer or Customer's designee.

3. Sabre will provide training to Customer personnel in the performance of the Services then being performed by Sabre.

4. Sabre will make available to Customer, pursuant to mutually agreeable terms and conditions, any Third Party IT Services obtained by Sabre that are then dedicated solely to the performance of Services hereunder, which terms and conditions permit Customer to assume Sabre's rights and obligations with respect to any such Third Party IT Services.

5. Sabre will provide to Customer copies of documentation and procedures then in existence that are necessary to provide the Services. Documentation and procedures located on magnetic media will be delivered on magnetic media; those contained on other media (such as paper) will be duplicated and delivered at Customer's expense.




















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                   SCHEDULE 16: TELECOMMUNICATIONS PROVISIONS

1. AGENCY. Customer will if requested by Sabre provide a letter of agency in form and substance reasonably satisfactory to Sabre and the vendors designating Sabre to act as agent for Customer with respect to all matters related to obtaining the telecommunications services from the vendors. Customer shall do, or cause to be done, all such further acts and to execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such further documentation (including billing transfer letters) as Sabre may reasonably request in connection with Customer's use of the Data and Voice Services and the network portion of the Web Hosting Services. Customer acknowledges that Sabre's performance of its obligations under this Agreement, and the timing of such performance, depend upon Sabre's ability to acquire the telecommunications services from the vendors on terms that will allow the telecommunications services to be managed for Customer in the manner contemplated hereby.

2. USE OF THE DATA AND VOICE SERVICES AND THE WEB HOSTING SERVICES. Customer will be responsible for all use (whether authorized and unauthorized) of the Data and Voice Services and the Web Hosting Services, and for complying with all obligations that are applicable to Customer as set forth in this Agreement or in any tariff, regulation, or agreement with the vendors. In particular, Customer will be responsible for the protection of all transmission facilities from unauthorized access, for the selection of the appropriate access control products or services, and for the proper use of such products or services.

         Customer will not: (i) use the Data and Voice Services or the Web Hosting Services (including related networks and circuits) made available by Sabre under this Agreement for purposes other than for which they are designed, which are lawful, and which are intended by this Agreement; (ii) perform or attempt any alteration of or tampering with the networks or circuits provided as part of the Data and Voice Services or the Web Hosting Services; (iii) use the Data and Voice Services or the Web Hosting Services in a manner which interferes with the use by any Authorized Sabre User (defined below); or (iv) use the Data and Voice Services or the Web Hosting Services for any purpose or in any manner directly or indirectly in violation of the law or in aid of any unlawful act or undertaking. As used in this Agreement, "AUTHORIZED SABRE USER" means any person or entity authorized by Sabre to use any Data and Voice Services or any Web Hosting Services managed by Sabre, including the Data and Voice Services and the Web Hosting Services. Sabre will have no liability whatsoever to Customer arising out of or relating to the illegal or fraudulent use of the Data and Voice Services or the Web Hosting Services by any Third Party.

3. TELECOMMUNICATIONS EQUIPMENT. Other than the Wide Area Network Routers, Customer will provide all telecommunications equipment and related services that are required at all Customer locations to which the Data and Voice Services and the network portion of the Web Hosting Services will be provided (the "TELECOMMUNICATIONS EQUIPMENT"). Customer will be responsible for the operation and maintenance of the Telecommunications Equipment, including any transfers, modifications, or adjustments of the Telecommunications Equipment or any configurations thereof. In addition, Customer will be responsible for any termination or other liabilities under any supplier contracts the services under which will be replaced by the Data and Voice Services or the network portion of the Web Hosting Services, as well as for any deinstallation activities that are required before performance of the Data and Voice Services or the network portion of the Web Hosting Services can begin.

4.       REGULATORY REQUIREMENTS.

         (a) The parties expressly acknowledge that this SCHEDULE 16 has been negotiated, and the Data and Voice Services and Web Hosting Services have been uniquely customized, to satisfy the special requirements of Customer. The Data and Voice Services and Web Hosting Services are private services and are not common carrier services.

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         (b)     If a vendor amends or obtains revisions to, or withdraws, any tariff covering the Data and Voice Services or the Web Hosting Services and that action materially impairs Sabre's ability to provide the Data and Voice Services or the Web Hosting Services, Sabre may, in its sole discretion, (i) negotiate modifications to this Agreement with Customer, or (ii) without any liability whatsoever, terminate the affected Data and Voice Services or the affected Web Hosting Services, in whole or in part, by giving Customer at least 30 days' prior notice of the nature and effective date of such termination and provide to Customer a pro-rata refund of any prepaid charges, subject to any limitations set forth in this Agreement. In no event will Sabre be considered in breach or default as a result of the occurrence of any of the preceding circumstances.

         (c) In no event will Sabre have any liability to Customer as a result of (i) any regulatory requirements imposed by any agency of the United States or Customer jurisdiction government, state, or local governments or applicable foreign government on a vendor or (ii) any independent actions that a vendor may undertake which alter the terms, conditions, or methodology for providing the Data and Voice Services or the Web Hosting Services, or render the provision of the Data and Voice Services or the Web Hosting Services unlawful.

         (d) If, at any time, the prices charged under a tariff by a vendor to Sabre for the transmission of data over a network or circuit increases or decreases, then Sabre may, if an increase (and will if a decrease) by written notice to Customer (which notice will be sent by Sabre within 30 days following when Sabre learns that the tariff prices have changed), increase or decrease, as the case may be, Sabre's fees by a percentage equal to the percentage increase, or decrease, by which such new tariff prices are higher or lower, than the prices previously charged under tariff by the vendor to Sabre. Such recalculated fees will remain in effect unless and until Sabre adjusts the same pursuant to this paragraph.














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